EXHIBIT 10.1

CREDIT AGREEMENT

among

SPEEDWAY MOTORSPORTS, INC.,

SPEEDWAY FUNDING, LLC

as Borrowers,

CERTAIN SUBSIDIARIES AND RELATED PARTIES

FROM TIME TO TIME PARTY HERETO,

as Guarantors,

THE SEVERAL LENDERS FROM TIME TO TIME PARTY HERETO,

BANK OF AMERICA, N.A.,

as Administrative Agent

AND

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Syndication Agent

AND

CREDIT LYONNAIS NEW YORK BRANCH,

FLEET NATIONAL BANK,

SUNTRUST BANK,

as the Documentation Agents

AND

BANC OF AMERICA SECURITIES LLC,

as Lead Arranger and Book Manager

DATED AS OF MAY 16, 2003

TABLE OF CONTENTS

SECTION 1 DEFINITIONS		1
1.1	Definitions	1
1.2	Computation of Time Periods	26
1.3	Accounting Terms	26

SECTION 2 CREDIT FACILITY		27
2.1	Revolving Loans	27
2.2	Term Loan	29
2.3	Letter of Credit Subfacility	31
2.4	Swingline Loan Subfacility	39
2.5	Increase in Commitments	40

SECTION 3 OTHER PROVISIONS RELATING TO CREDIT FACILITIES		41
3.1	Default Rate	41
3.2	Extension and Conversion	42
3.3	Prepayments	42
3.4	Termination and Reduction of Revolving Commitments	44
3.5	Fees	44
3.6	Capital Adequacy	45
3.7	Inability To Determine Interest Rate	46
3.8	Illegality	46
3.9	Requirements of Law	46
3.10	Taxes	48
3.11	Funding Losses	50
3.12	Pro Rata Treatment	50
3.13	Sharing of Payments	51
3.14	Place and Manner of Payments	51
3.15	Payments Set Aside	53

SECTION 4 GUARANTY		54
4.1	The Guaranty	54
4.2	Obligations Unconditional	54
4.3	Reinstatement	55
4.4	Certain Additional Waivers	55
4.5	Remedies	56
4.6	Continuing Guarantee	56

SECTION 5 CONDITIONS		56
5.1	Closing Conditions	56
5.2	Conditions to all Extensions of Credit	58

SECTION 6 REPRESENTATIONS AND WARRANTIES		59
6.1	Financial Condition	59

i

6.2	No Change	60
6.3	Organization; Existence; Compliance with Law	60
6.4	Power; Authorization; Enforceable Obligations	60
6.5	No Legal Bar	61
6.6	No Material Litigation	61
6.7	No Default	61
6.8	Ownership of Property; Liens	62
6.9	Intellectual Property	62
6.10	No Burdensome Restrictions	62
6.11	Taxes	62
6.12	ERISA	63
6.13	Governmental Regulations, Etc.	65
6.14	Subsidiaries	65
6.15	Purpose of Loans	65
6.16	Environmental Matters	66
6.17	Solvency	66
6.18	No Untrue Statement	66
6.19	Subordinated Indebtedness	66
6.20	Pledge Agreement	67

SECTION 7 AFFIRMATIVE COVENANTS		67
7.1	Information Covenants	67
7.2	Preservation of Existence and Franchises	70
7.3	Books and Records	70
7.4	Compliance with Law	70
7.5	Payment of Taxes and Other Indebtedness	70
7.6	Insurance	71
7.7	Maintenance of Property	71
7.8	Performance of Obligations	71
7.9	Use of Proceeds	71
7.10	Audits/Inspections	71
7.11	Financial Covenants	72
7.12	Additional Credit Parties	72
7.13	Ownership of Subsidiaries	73
7.14	Redemption of Existing Notes	73

SECTION 8 NEGATIVE COVENANTS		74
8.1	Indebtedness	74
8.2	Liens	75
8.3	Nature of Business	75
8.4	Consolidation, Merger, Sale or Purchase of Assets, etc.	75
8.5	Advances, Investments, Loans, etc.	76
8.6	Restricted Payments	76
8.7	Modifications of Other Agreements	76
8.8	Transactions with Affiliates	77
8.9	Fiscal Year	77

8.10	Limitation on Restrictions on Dividends and Other Distributions, etc.	77
8.11	Issuance and Sale of Subsidiary Stock	77
8.12	Sale Leasebacks	78
8.13	Capital Expenditures	78
8.14	No Further Negative Pledges	78
8.15	Designated Senior Indebtedness	78

SECTION 9 EVENTS OF DEFAULT		79
9.1	Events of Default	79
9.2	Acceleration; Remedies	81
9.3	Application of Funds	82

SECTION 10 AGENCY PROVISIONS		83
10.1	Appointment and Authorization of Administrative Agent	83
10.2	Delegation of Duties	84
10.3	Liability of Administrative Agent	84
10.4	Reliance by Administrative Agent	84
10.5	Notice of Default	85
10.6	Credit Decision; Disclosure of Information by Administrative Agent	85
10.7	Indemnification of Administrative Agent	86
10.8	Administrative Agent in its Individual Capacity	86
10.9	Successor Administrative Agent	87
10.10	Administrative Agent May File Proofs of Claim	87
10.11	Guaranty Matters	88
10.12	Other Agents; Arrangers and Managers	89

SECTION 11 MISCELLANEOUS		89
11.1	Notices	89
11.2	Right of Set-Off	91
11.3	Benefit of Agreement	91
11.4	No Waiver; Remedies Cumulative	94
11.5	Payment of Expenses, etc.	95
11.6	Amendments, Waivers and Consents	95
11.7	Counterparts	97
11.8	Headings	97
11.9	Indemnification	97
11.10	Survival of Indemnification	98
11.11	Confidentiality	98
11.12	Governing Law; Submission to Jurisdiction; Venue	99
11.13	WAIVER OF RIGHT TO TRIAL BY JURY	100
11.14	Severability	100
11.15	Entirety	100
11.16	Survival of Representations and Warranties	100
11.17	Binding Effect; Termination	101
11.18	Borrowers’ Obligations Joint and Several	101

SCHEDULES

Schedule 1.1B	Existing Letters of Credit
Schedule 1.1C	Investments
Schedule 1.1D	Liens
Schedule 2.1(a)	Schedule of Lenders and Commitments
Schedule 2.1(b)(i)	Form of Notice of Borrowing
Schedule 2.1(e)	Form of Revolving Note
Schedule 2.2(e)	Form of Term Note
Schedule 2.4(e)	Swingline Note
Schedule 3.2	Form of Notice of Extension/Conversion
Schedule 5.1(g)	Form of Legal Opinion
Schedule 6.2(a)	General Disclosure Schedule
Schedule 6.4	Required Consents, Authorizations, Notices and Filings
Schedule 6.6	Litigation
Schedule 6.9	Intellectual Property
Schedule 6.11	Taxes
Schedule 6.14	Subsidiaries
Schedule 6.16	Phase I Environmental Site Assessments
Schedule 7.1(c)	Form of Officer’s Compliance Certificate
Schedule 7.12	Form of Joinder Agreement
Schedule 8.1	Indebtedness
Schedule 11.3(b)	Form of Assignment and Assumption

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (the “Credit Agreement”) is entered into as of May 16, 2003 among SPEEDWAY MOTORSPORTS, INC., a Delaware corporation (“Speedway Motorsports”), SPEEDWAY FUNDING, LLC, a Delaware limited liability company (“Speedway Funding”) (each a “Borrower”, and collectively the “Borrowers”), certain subsidiaries and related parties identified on the signature pages hereto and such other subsidiaries and related parties as may from time to time become a party hereto (the “Guarantors”), the several lenders identified on the signature pages hereto and such other lenders as may from time to time become a party hereto (the “Lenders”), BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent (in such capacity, the “Syndication Agent”), CREDIT LYONNAIS NEW YORK BRANCH, FLEET NATIONAL BANK, and SUNTRUST BANK, as the Documentation Agents (in such capacity, the “Documentation Agents”), and BANC OF AMERICA SECURITIES LLC, as Lead Arranger and Book Manager for the Lenders.

WHEREAS, the Borrowers and the Guarantors have requested that the Lenders provide revolving credit and term loan facilities in the aggregate amount of $300,000,000 for the purposes of (i) refinancing existing Indebtedness (ii) financing seasonal working capital needs of Speedway Motorsports and its Subsidiaries, (iii) financing letter of credit needs of Speedway Motorsports and its Subsidiaries, (iv) financing general corporate needs of Speedway Motorsports and its Subsidiaries including capital expenditures, (v) financing permitted investments and (vi) financing the acquisition of additional motor speedways and related businesses; and

WHEREAS, the Lenders have agreed to make the requested facilities available on the terms and conditions set forth herein;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1

DEFINITIONS

1.1 Definitions.

As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

“Additional Credit Party” means each Person that becomes a Guarantor after the Closing Date by execution of a Joinder Agreement.

“Affiliate” means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the equity interest in such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Administrative Agent” shall have the meaning assigned to such term in the heading hereof.

“Agent’s Fee Letter” means the letter from the Agent to the Borrowers dated April 15, 2003.

“Agent’s Fees” shall have the meaning assigned to such term in Section 3.5(c).

“Agent-Related Persons” means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Applicable Percentage” means, for purposes of calculating the applicable interest rate for any day for any Loan, the applicable Standby Letter of Credit Fee for any day for purposes of Section 3.5 (b) or the applicable Trade Letter of Credit Fee for any day for purposes of Section 3.5 (b) or the applicable Commitment Fee for any day for purposes of Section 3.5(a), the appropriate applicable percentage set forth below corresponding to the Consolidated Total Debt Ratio in effect as of the most recent Calculation Date:

Pricing Level	Consolidated Total Debt Ratio	Applicable Percentages
		Revolving Commitment & Term Loan Eurodollar Loans	Revolving Commitment & Term Loan Base Rate Loans	Standby Letter of Credit Fee	Trade Letter of Credit Fee	Commitment Fee
I	Less than or equal to 1.50 to 1.00	1.50%	0.50%	1.50%	0.125%	0.375%
II	Less than or equal to 2.00 to 1.00 but greater than 1.50 to 1.00	1.75%	0.75%	1.75%	0.125%	0.375%
III	Less than or equal to 2.50 to 1.00 but greater than 2.00 to 1.00	2.00%	1.00%	2.00%	0.125%	0.375%
IV	Less than or equal to 3.00 but greater than 2.50 to 1.00	2.25%	1.25%	2.25%	0.125%	0.50%
V	Greater than 3.00 to 1.00	2.50%	1.50%	2.50%	0.125%	0.50%

Determination of the appropriate Applicable Percentages shall be made as of each Calculation Date. The Consolidated Total Debt Ratio in effect as of a Calculation Date shall establish the Applicable Percentages for the Loans, the Standby Letter of Credit Fee, the Trade Letter of Credit Fee and the Commitment Fee that shall be effective as of the date designated by the Administrative Agent as the Applicable Percentage Change Date; provided, however, that if the Required Financial Information for such Calculation Date is not delivered when due pursuant to Section 7.1(c), then Pricing Level V shall apply until the Applicable Percentage Change Date. The Administrative Agent shall determine the Applicable Percentages as of each Calculation Date and shall promptly notify the Borrowers and the Lenders of the Applicable Percentages so determined and of the Applicable Percentage Change Date. Such determinations by the Administrative Agent of the Applicable Percentages shall be conclusive absent demonstrable error. The initial Applicable Percentage(s) shall be based on Pricing Level III until the first Applicable Percentage Change Date occurring after the Closing Date.

“Applicable Percentage Change Date” means, with respect to any Calculation Date, a date designated by the Administrative Agent that is not more than five (5) Business Days after receipt by the Administrative Agent of the Required Financial Information for such Calculation Date.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Banc of America Securities LLC in its capacity as lead arranger and book manager.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel.

“Asset Disposition” shall mean and include (i) the sale, lease or other disposition of any Property by Speedway Motorsports or any of its Subsidiaries, but for purposes hereof shall not include, in any event, (A) the sale of inventory in the ordinary course of business, (B) the sale, lease or other disposition of machinery and equipment no longer used or useful in the conduct of business and (C) a sale, lease, transfer or disposition of Property to a Credit Party, and (ii) receipt by Speedway Motorsports or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of its Property.

“Bank of America” means Bank of America, N.A. and its successors.

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means any Loan bearing interest at a rate determined by reference to the Base Rate.

“Borrowers” means the Persons identified as such in the heading hereof, together with any successors and permitted assigns.

“Borrowers’ Obligations” means, without duplication, (i) all of the obligations of either of the Borrowers to the Lenders and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes or any of the other Credit Documents (including, but not limited to, all interest accruing from and after the commencement of any case, proceeding or action under any existing or future laws relating to bankruptcy or insolvency with respect to either of the Borrowers, regardless of whether such interest is an allowed claim under the Bankruptcy Code in Title 11 of the United States Code) and (ii) all obligations owing from either of the Borrowers or any Credit Party to any Lender, or any Affiliate of a Lender, arising under any Hedge Agreements relating to the Obligations hereunder.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in Dollar deposits in London, England and New York, New York.

“Calculation Date” means the last day of each fiscal quarter of Speedway Motorsports.

“Capital Lease” means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of Capital Stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Collateralize” has the meaning provided in Section 2.3(h).

“Cash Consideration” means cash paid to or for the account of a seller for the acquisitions permitted by Section 8.4(c) plus (i) any notes given to such seller having a maturity date shorter than the Termination Date and (ii) any Funded Indebtedness assumed in the transaction.

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Lender”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation whose senior unsecured indebtedness for borrowed money is rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by

Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America or any agency or instrumentality thereof in which the Borrowers shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) obligations of any state of the United States or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under Section 103 of the Code, having a long term rating of at least Aa-3 or AA- by Moody’s or S&P, respectively, and maturing within three years from the date of acquisition thereof, (f) Investments in municipal or corporate auction preferred stock (i) rated AAA (or the equivalent thereof) or better by S&P or Aaa (or the equivalent thereof) or better by Moody’s and (ii) with dividends that reset at least once every 365 days and (g) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $100,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (f).

“Change of Control” means the occurrence of any of the following events:

(a) any Person or two or more Persons (acting as a “group” within the meaning of Section 13(d)(3) of the Exchange Act), excluding Persons who are on the Closing Date executive officers or directors of Speedway Motorsports or Permitted Transferees, shall have acquired “beneficial ownership” (as such term is defined in Rule 13d-3 of the SEC under the Exchange Act), directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, Voting Stock of either of the Borrowers (or other securities convertible into such Voting Stock) representing more than 25% of the combined voting power of all Voting Stock of such Borrower and shall have filed or shall have become required to file, a Schedule 13D with the SEC disclosing that it is the intention of such Person or group to acquire control of either of the Borrowers;

(b) a majority of the Board of Directors of either of the Borrowers existing on the Closing Date changes; or

(c) any “Change of Control” (as such term is defined in the Indenture) shall occur pursuant to the terms of the Indenture.

“Closing Date” means the date hereof.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

“Commitment” means the LOC Commitment, the Revolving Commitment, the Swingline Commitment and/or the Term Loan Commitment.

“Commitment Fee” shall have the meaning given such term in Section 3.5(a).

“Commitment Percentage” means the Revolving Commitment Percentage and the Term Loan Commitment Percentage.

“Consolidated Capital Charges Coverage Ratio” means, as of any Calculation Date, the ratio of (i) Consolidated EBIT for the four-quarter period ended as of such Calculation Date, to (ii) Consolidated Interest Expense plus dividends paid on preferred and/or common stock and/or stock repurchases paid for the four-quarter period ended as of such Calculation Date.

“Consolidated Capital Expenditures” means, for any period, all capital expenditures of Speedway Motorsports and its Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP.

“Consolidated EBIT” means, for any period, the sum of (i) Consolidated Net Income for such period, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (A) Consolidated Interest Expense and (B) total federal, state, local and foreign income, value added and similar taxes all as determined in accordance with GAAP.

“Consolidated EBITDA” means, for any period, the sum of (i) Consolidated Net Income for such period, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (A) Consolidated Interest Expense, (B) total federal, state, local and foreign income, value added and similar taxes and (C) depreciation and amortization expense, all as determined in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, with respect to the combined results of Speedway Motorsports and its Subsidiaries on a consolidated basis, gross interest expense (both expensed and capitalized) for such period, as determined in accordance with GAAP.

“Consolidated Net Income” means, for any period, with respect to the combined results of Speedway Motorsports and its Subsidiaries, the gross revenues from operations (including payments received of interest income) less all operating and non-operating expenses including taxes on income, all determined in accordance with GAAP; but excluding as income: (i) net gains on the sale, conversion or other disposition of capital assets, (ii) net gains on the acquisition, retirement, sale or other disposition of Capital Stock and other securities issued by Speedway Motorsports and its Subsidiaries, (iii) net

gains on the collection of proceeds of life insurance policies, (iv) any write-up of any asset, and (v) any other gain or loss of an extraordinary nature as determined in accordance with GAAP.

“Consolidated Net Worth” means, as of any date, total shareholders’ equity of Speedway Motorsports and its Subsidiaries less preferred stock redeemable at the holder’s discretion and preferred stock having a first call of fifteen years or less all on a consolidated basis as of such date, as determined in accordance with GAAP.

“Consolidated Senior Debt Ratio” means, as of any Calculation Date, the sum of (i) Funded Indebtedness of Speedway Motorsports and its Subsidiaries on a consolidated basis as of such Calculation Date minus Subordinated Debt of the Credit Parties as of such Calculation Date, to (ii) Consolidated EBITDA for the four quarter period ended as of such Calculation Date.

“Consolidated Total Debt Ratio” means, as of any Calculation Date, the ratio of (i) Funded Indebtedness of Speedway Motorsports and its Subsidiaries on a consolidated basis as of such Calculation Date, to (ii) Consolidated EBITDA for the four-quarter period ended as of such Calculation Date.

“Controlled Group” means (i) the controlled group of corporations as defined in Section 414(b) of the Code and the applicable regulations thereunder, or (ii) the group of trades or businesses under common control as defined in Section 414(c) of the Code and the applicable regulations thereunder, of which Speedway Motorsports or any of its Subsidiaries is a member.

“Credit Documents” means a collective reference to this Credit Agreement, the Notes, the Pledge Agreement, each Joinder Agreement, the Hedge Agreements, the Agent’s Fee Letter and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

“Credit Party” means any of the Borrowers and the Guarantors.

“Debt Transactions” means, with respect to Speedway Motorsports or any of its Subsidiaries, any sale, issuance or placement of Funded Indebtedness, whether or not evidenced by a promissory note or other written evidence of indebtedness, except for Funded Indebtedness permitted to be incurred pursuant to Section 8.1.

“Default” means any event, act or condition which, with notice or lapse of time, or both, would constitute an Event of Default.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“Domestic Credit Party” means any Credit Party that is incorporated or organized under the laws of any state of the United States or the District of Columbia.

“Domestic Subsidiary” means, with respect to any Person, any Subsidiary of such Person which is incorporated or organized under the laws of any state of the United States or the District of Columbia.

“Effective Date” means the date hereof provided that the conditions set forth in Section 5.1 shall have been fulfilled (or waived in the sole discretion of the Lenders).

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and, with respect to any assignment of the Revolving Commitment, the Issuing Lender and the Swingline Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrowers (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries.

“Environmental Claim” means any investigation, written notice, violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or written claim whether administrative, judicial, or private in nature from activities or events taking place during or prior to the Borrowers’ or any of its Subsidiaries’ ownership or operation of any real property and arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any assessment, abatement, removal, remedial, corrective, or other response action required by an Environmental Law or other order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

“Environmental Laws” means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

“Equity Transaction” means any issuance by Speedway Motorsports or any of its Subsidiaries of (i) shares of its Capital Stock, (ii) any shares of its Capital Stock pursuant to the exercise of options or warrants or (iii) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity; excluding, however, any shares at any time issued or issuable to any key employees, directors, consultants and other individuals providing services to Speedway Motorsports or any of its Subsidiaries pursuant to the

1994 Stock Option Plan of Speedway Motorsports or any other “employee benefit plan” within the meaning of Rule 405 promulgated by the SEC under the Securities Act of 1933, as amended.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means an entity, whether or not incorporated, which is under common control with any Credit Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes Speedway Motorsports or any of its Subsidiaries and which is treated as a single employer under Sections 414(b), (c), (m), or (o) of the Code.

“Eurodollar Base Rate” means, for any Interest Period with respect to any Eurodollar Loan:

(a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

“Eurodollar Loan” means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

“Eurodollar Rate” means for any Interest Period with respect to any Eurodollar Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate
1.00 – Eurodollar Reserve Percentage

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” means such term as defined in Section 9.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto.

“Existing Credit Agreement” means that certain Credit Agreement dated as of May 28, 1999 (as amended or modified from time to time) among the Borrowers, the guarantors and lenders identified therein, and NationsBank, N.A. (now known as Bank of America, N.A.), as administrative agent for the lenders thereunder.

“Existing Notes” means the 8 ½% Senior Subordinated Notes Due 2007 of Speedway Motorsports.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day immediately succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the immediately succeeding Business Day, and (b) if no such rate is so published on such immediately succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to the next 1/100th of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fees” means all fees payable pursuant to Section 3.5.

“Foreign Subsidiary” means any Subsidiary of either of the Borrowers that is not a Domestic Subsidiary.

“Fund” means any Person (other than a natural person) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Indebtedness” means, with respect to any Person, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) the outstanding principal amount of (i) all obligations for borrowed money, whether current or long-term (including the Obligations hereunder and all Indebtedness evidenced by the Senior Subordinated Notes), and (ii) all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the outstanding principal amount of (i) all purchase money indebtedness (including indebtedness and obligations in respect of conditional sales and title retention arrangements, except for customary conditional sales and title retention arrangements with suppliers that are entered into in the ordinary course of business) and (ii) all indebtedness and obligations in respect of the deferred purchase price of property or services (other than trade accounts payable incurred in the ordinary course of business and payable on customary trade terms);

(c) the maximum amount available to be drawn on all direct obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements to the extent such instruments or agreements support financial, rather than performance, obligations);

(d) the amount of obligations (determined in accordance with GAAP) under any Capital Lease and the principal balance outstanding under any Synthetic Lease;

(e) the attributed principal amount of any Securitization Transaction;

(f) all preferred stock and comparable equity interests providing for mandatory redemption, sinking fund or other like payments having a first call of fifteen years or less;

(g) Guaranty Obligations in respect of Funded Indebtedness of another Person;

(f) Funded Indebtedness of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof.

“GAAP” means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3 hereof.

“Governmental Authority” means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Guarantor” means each of those Persons identified as a “Guarantor” on the signature pages hereto, and each Additional Credit Party which may hereafter execute a Joinder Agreement, together with their successors and permitted assigns.

“Guaranty Obligations” means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or credit support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

“Hazardous Materials” means any substance, material or waste defined or regulated in or under any Environmental Laws.

“Hedge Agreements” mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in interest rates or foreign exchange rates.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all Funded Indebtedness;

(b) all contingent obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements to the extent such instruments or agreements support financial, rather than performance, obligations);

(c) net obligations under any Hedge Agreement;

(d) Guaranty Obligations in respect of Indebtedness of another Person; and

(e) Indebtedness of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof.

“Indenture” means (i) that certain Indenture dated as of May 16, 2003 among Speedway Motorsports as issuer, the Guarantors and U.S. Bank National Association as trustee, as the same may be modified, supplemented or amended from time to time.

“Intercompany Indebtedness” means any Indebtedness (a) owing to any Credit Party or Subsidiary (i) by any Domestic Credit Party (provided such Indebtedness by its terms is specifically subordinated in right of payment to the prior payment of the Borrowers’ Obligations on terms and conditions reasonably satisfactory to the Required Lenders) or (ii) by any Subsidiary that is not a Domestic Credit Party in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding, or (b) owing to any Subsidiary that is not a Credit Party by any other Subsidiary that is not a Credit Party.

“Interest Payment Date” means (i) as to any Base Rate Loan the last day of each March, June, September and December, the date of repayment of principal of such Loan and the Termination Date and the date of the final principal amortization installment on the Term Loan, as applicable, (ii) as to Swingline Loans, such dates as to which the Swingline Lender may agree and (iii) as to any Eurodollar Loan, the last day of each Interest Period for such Loan, the date of repayment of principal of such Loan and the Termination Date and the date of the final principal amortization installment on the Term Loan, as applicable, and in addition where the applicable Interest Period is more than three months, then also on the date three months from the beginning of the Interest Period, and each three months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

“Interest Period” means, (i) as to Eurodollar Loans, a period of one, two, three or six months’ duration, as the Borrowers may elect, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals) and (ii) as to any

Swingline Loan, a period of such duration, not to exceed 15 days, as the applicable Borrower may request and the Swingline Lender may agree in accordance with the provisions of Section 2.3(b)(i), commencing in each case, on the date of borrowing; provided, however, (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) (i) in the case of Loans comprising Revolving Loans, no Interest Period shall extend beyond the Termination Date and (ii) in the case of Loans comprising the Term Loan, no Interest Period shall extend beyond any principal amortization payment date unless, and to the extent that, the portion of the applicable Term Loan comprised of Eurodollar Loans expiring prior to the applicable principal amortization plus the portion of the applicable Term Loan comprised of Base Rate Loans equals or exceeds the principal amortization payment then due, and (C) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

“Investment”, in any Person, means any loan or advance to such Person, any purchase or other acquisition of any Capital Stock, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any Guaranty Obligation incurred for the benefit of such Person.

“Issuing Lender” means Bank of America.

“Issuing Lender Fees” shall have the meaning assigned to such term in Section 3.5(b)(iii).

“Joinder Agreement” means a Joinder Agreement substantially in the form of Schedule 7.12 hereto, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 7.12.

“Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto, and each Person which may become a Lender by way of assignment in accordance with the terms hereof or pursuant to Section 2.5, together with their successors and permitted assigns.

“Letter of Credit” means (i) any letter of credit issued by the Issuing Lender for the account of the Borrowers in accordance with the terms of Section 2.3 and (ii) existing letters of credit issued by the Issuing Lender for the account of any Credit Party and set forth on Schedule 1.1B.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference,

priority or charge of any kind (including any agreement to give any of the foregoing or any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, any lease in the nature thereof).

“Loan” or “Loans” means the Revolving Loans, the Swingline Loans and/or the Term Loans, and the Base Rate Loans and Eurodollar Loans comprising such Loans.

“LOC Advance” means, with respect to each Revolving Lender, such Lender’s funding of its participation in any LOC Borrowing.

“LOC Borrowing” means any extension of credit resulting from a drawing under any Letter of Credit that has not been reimbursed or refinanced as a borrowing of Revolving Loans.

“LOC Commitment” means the commitment of the Issuing Lender to issue, and to honor payment obligations under, Letters of Credit hereunder and with respect to each Lender, the commitment of each Revolving Lender to purchase participation interests in the Letters of Credit up to such Lender’s Revolving Commitment Percentage of LOC Committed Amount as specified in Schedule 2.1(a), as such amount may be reduced in accordance with the provisions hereof.

“LOC Committed Amount” shall have the meaning assigned to such term in Section 2.3.

“LOC Documents” means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

“LOC Obligations” means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings outstanding under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

“Material Adverse Change” means a material adverse change in (i) the condition (financial or otherwise), operations, assets or liabilities of Speedway Motorsports and its Subsidiaries taken as a whole, (ii) the ability of the Credit Parties taken as a whole to perform any material obligation under the Credit Documents or (iii) the material rights and remedies of the Lenders under the Credit Documents.

“Material Adverse Effect” means a material adverse effect on (i) the condition (financial or otherwise), operations, assets or liabilities of Speedway Motorsports and its Subsidiaries taken as a whole, (ii) the ability of the Credit Parties taken as a whole to perform any material obligation under the Credit Documents or (iii) the material rights and remedies of the Lenders under the Credit Documents.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Material Subsidiary” means any wholly owned Subsidiary whose assets constitute more than 5% of the consolidated assets of Speedway Motorsports and its consolidated Subsidiaries as of the end of the immediately preceding fiscal quarter or that generates more than 5% of the Consolidated EBITDA of Speedway Motorsports and its consolidated Subsidiaries for the period of four consecutive fiscal quarters ending as of the end of the immediately preceding fiscal quarter.

“Maximum Permitted Amount” shall have the meaning given to such terms in Section 8.6.

“Moody’s” means Moody’s Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

“Multiple Employer Plan” means a Plan for which any Credit Party or any ERISA Affiliate and at least one employer other than a Credit Party or any ERISA Affiliate are contributing sponsors.

“Net Cash Proceeds” means proceeds paid in cash or Cash Equivalents received by Speedway Motorsports or any of its Subsidiaries in connection with any Asset Disposition or Debt Transaction, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (b) taxes paid or payable as a result thereof; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of non-cash consideration received by such Person in any Asset Disposition or Debt Transaction.

“Net Proceeds” means proceeds received by Speedway Motorsports or any of its Subsidiaries from time to time in connection with any Equity Transaction, net of the actual costs and taxes incurred by such Person in connection with and attributable to such Equity Transaction.

“Note” or “Notes” means any Revolving Note, the Swingline Note and/or the Term Notes.

“Notice of Borrowing” means a written notice of borrowing in substantially the form of Schedule 2.1(b)(i), as required by Section 2.1(b)(i).

“Notice of Extension/Conversion” means the written notice of extension or conversion in substantially the form of Schedule 3.2 as required by Section 3.2.

“Obligations” means, collectively, the Loans and the LOC Obligations.

“Operating Lease” means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

“Participation Interest” means the purchase by a Lender of a participation in Letters of Credit as provided in Section 2.3(d), in Swingline Loans as provided in Section 2.4(b)(iii) and in Loans as provided in Section 3.13.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

“Permitted Investments” means Investments which are either (i) cash and Cash Equivalents; (ii) accounts receivable created, acquired or made by any Credit Party or Subsidiary in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments consisting of stock, obligations, securities or other property received by any Credit Party or Subsidiary in settlement of accounts receivable (created in the ordinary course of business) from insolvent obligors; (iv) Investments existing as of the Closing Date and set forth in Schedule 1.1C; (v) Guaranty Obligations permitted by Section 8.1, (vi) acquisitions permitted by Section 8.4(c); (vii) loans to directors, officers, employees, agents, customers or suppliers that do not exceed an aggregate principal amount of $500,000 at any one time outstanding for Speedway Motorsports and all of its Subsidiaries taken together; (viii) Investments received as consideration in connection with or arising by virtue of any merger, consolidation, sale or other transfer of assets permitted under Section 8.4; (ix) Intercompany Indebtedness; (x) Capital Stock or other securities of any Person which is traded on the New York Stock Exchange, the American Stock Exchange, the London Stock Exchange, the Paris Bourse or NASDAQ, provided the aggregate basis at any one time in such Investments does not exceed $2,500,000 and such investments have not been purchased on margin; and (xi) loans or advances to Persons to the extent necessary to enable them to pay taxes, fees and other expenses as and when required to maintain liquor licenses provided such loans or advances (A) are customary in Speedway Motorsports’

business and (B) the aggregate principal amount outstanding at any one time of such loans or advances does not exceed $2,000,000.

“Permitted Liens” means:

(i) Liens in favor of the Administrative Agent on behalf of the Lenders;

(ii) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

(iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

(iv) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any Credit Party or any Subsidiary in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(v) Liens arising in connection with attachments or judgments (including judgment or appeal bonds), provided that the judgments secured shall, within 60 days after the entry thereof, be discharged within 30 days or the execution thereof be stayed pending appeal and be discharged within 30 days after the expiration of any such stay;

(vi) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

(vii) Liens on Property securing purchase money Indebtedness (including Capital Leases) to the extent permitted under Section 8.1(c), provided that any such Lien attaches to such Property concurrently with or within 90 days after the acquisition thereof;

(viii) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(ix) Liens existing as of the Closing Date and set forth on Schedule 1.1D; and

(x) Liens arising under leases permitted hereunder (other than Capital Leases).

“Permitted Transferee” means (i) either of the Borrowers, (ii) Sonic Financial Corporation or any successor thereof (provided at least 51% of the Voting Stock of Sonic Financial Corporation is owned by O. Bruton Smith, Family Members (as hereinafter defined) or another Permitted Transferee), (iii) O. Bruton Smith or the spouse or any lineal descendant of O. Bruton Smith and/or any parent of any such holder (collectively, the “Family Members”), (iv) the trustee of a trust (including a voting trust) for the benefit of such holder and/or Family Members, (v) a corporation in respect of which such holder and/or Family Members hold beneficial ownership of all shares of Capital Stock of such corporation, (vi) a partnership in respect of which such holder and/or Family Members hold beneficial ownership of all partnership shares of or interests in such partnership, (vii) a limited liability company in respect of which such holder and/or Family Members hold beneficial ownership of all memberships in or interests of such company, (viii) the estate of such holder and/or Family Members or (ix) any other holder of Capital Stock of Speedway Motorsports who or which becomes a holder in accordance with clause (iii), (iv), (v), (vi), (vii) or (viii) hereof; provided, however, that none of the foregoing will be deemed a Permitted Transferee if the transfer results in the failure of Speedway Motorsports to meet the criteria for listing on the New York Stock Exchange.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

“Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Credit Party or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” within the meaning of Section 3(5) of ERISA.

“Pledge Agreement” means the pledge agreement dated as of the Closing Date executed in favor of the Administrative Agent by each of the Borrowers, as amended, modified, restated or supplemented from time to time.

“Prime Rate” means the per annum rate of interest established from time to time by the Administrative Agent at its principal office in Charlotte, North Carolina as its Prime Rate with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by Bank of America in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by Bank of America to any debtor).

“Pro Forma Basis” means, with respect to any transaction, for purposes of determining the applicable pricing level under the definition of “Applicable Percentage” and determining compliance with the financial covenants hereunder, that such transaction shall be deemed to have occurred as of the first day of the period of four consecutive fiscal quarters ending as of the most recent Calculation Date with respect to which the Administrative Agent has received the Required Financial Information. Further, for purposes of making calculations on a “Pro Forma Basis” hereunder, (i) in the case of any Asset Disposition, (A) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Asset Disposition shall be excluded to the extent relating to any period prior to the date thereof, and (B) Indebtedness paid or retired in connection with such Asset Disposition shall be deemed to have been paid and retired as of the first day of the applicable period; and (ii) in the case of any acquisition, consolidation or merger, (A) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject thereof shall be included to the extent relating to any period prior to the date thereof, and (B) Indebtedness incurred in connection with such acquisition, consolidation or merger shall be deemed to have been incurred as of the first day of the applicable period (and interest expense shall be imputed for the applicable period assuming prevailing interest rates hereunder).

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereof.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period has been waived.

“Required Financial Information” means, with respect to the applicable Calculation Date, (i) the financial statements of Speedway Motorsports required to be delivered pursuant to Section 7.1 for the fiscal period or quarter ending as of such Calculation Date, and (ii) the certificate of the chief financial officer, chief executive officer or president of Speedway Motorsports required by Section 7.1 to be delivered with the financial statements described in clause (i) above.

“Required Lenders” means, at any time, (i) Lenders which are then in compliance with their obligations hereunder (as determined by the Administrative Agent) and holding in the aggregate more than fifty percent (50%) of the Commitments, or (ii) if the Commitments have been terminated or have expired, Lenders having more than fifty percent (50%) of the aggregate principal amount of the Obligations outstanding (taking into account in each case Participation Interests or obligations to participate therein).

“Requirement of Law” means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

“Restricted Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of any Credit Party, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Speedway Motorsports or any of its Subsidiaries, now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Speedway Motorsports or any of its Subsidiaries, (iv) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness pursuant to clause (a)(i) of the definition of “Intercompany Indebtedness” or (v) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange (or, in each case, any notice with respect thereto) of any other Indebtedness.

“Revolving Commitment” means the commitment of each Revolving Lender to make Revolving Loans in an aggregate principal amount at any time outstanding of up to such Lender’s Revolving Commitment Percentage multiplied by the Revolving Committed Amount (as such Revolving Committed Amount may be reduced from time to time pursuant to Section 3.4).

“Revolving Commitment Percentage” means, for any Revolving Lender, the percentage identified as its Revolving Commitment as specified in Schedule 2.1(a).

“Revolving Committed Amount” means, collectively, the aggregate amount of all the Revolving Commitments as referenced in Section 2.1(a) and individually, the amount of each Revolving Lender’s Revolving Commitment as specified in Schedule 2.1(a).

“Revolving Lenders” means Lenders holding a Revolving Commitment hereunder, or, if the Revolving Commitments have been terminated or have expired,

Lenders having Revolving Obligations outstanding hereunder (taking into account in each case Participation Interests).

“Revolving Loans” shall have the meaning assigned to such term in Section 2.1(a).

“Revolving Obligations” means the Revolving Loans, the LOC Obligations and the Swingline Loans.

“Revolving Note” or “Revolving Notes” means the promissory notes of the Borrowers in favor of each of the Revolving Lenders evidencing the Revolving Loans in substantially the form attached as Schedule 2.1(e), individually or collectively, as appropriate as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

“SEC” means the Securities and Exchange Commission or any agency or instrumentality of the United States of America succeeding to the powers and duties thereof.

“Securitization Transaction” means any financing or factoring or similar transaction (or series of such transactions) entered into by the Credit Parties or their Subsidiaries pursuant to which such Person sells, conveys or otherwise transfers, or grants a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate or any other Person.

“Senior Subordinated Notes” means the senior subordinated notes due 2013 of Speedway Motorsports in the aggregate original principal amount of $230,000,000 issued pursuant to the Indenture dated as of May 16, 2003.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

“Single Employer Plan” means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Speedway Funding” shall have the meaning assigned to such term in the heading hereof.

“Speedway Motorsports” shall have the meaning assigned to such term in the heading hereof.

“Standby Letter of Credit Fee” shall have the meaning assigned to such term in Section 3.5(b)(i).

“Subsidiary” means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% equity interest at any time. Unless otherwise provided, “Subsidiary” shall mean a subsidiary of Speedway Motorsports.

“Subordinated Debt” means any Indebtedness of Speedway Motorsports and its consolidated Subsidiaries which by its terms is expressly subordinated in right of payment to the prior payment of the obligations of the Credit Parties under the Credit Documents on terms and conditions and evidenced by documentation satisfactory to the Administrative Agent and the Required Lenders, including, without limitation, the Senior Subordinated Notes.

“Swingline Commitment” means the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount and the commitment of the Revolving Lenders to purchase participation interests in the Swingline Loans up to their respective Revolving Commitment Percentage of the Swingline Committed Amount as provided in Section 2.4(b)(iii), as such amounts may be reduced from time to time in accordance with the provisions hereof.

“Swingline Committed Amount” shall have the meaning assigned to such term in Section 2.4(a).

“Swingline Lender” means the Administrative Agent.

“Swingline Loan” shall have the meaning assigned to such term in Section 2.4(a).

“Swingline Note” means the promissory note of the Borrower in favor of the Swingline Lender in the original principal amount of $10,000,000, as such promissory note may be amended, modified, restated or replaced from time to time.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement that is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP.

“Term Lenders” means Lenders holding a Term Loan Commitment hereunder, or, if the Term Loan Commitments have been terminated or have expired, Lenders having any portion of the Term Loan outstanding hereunder (taking into account in each case Participation Interests pursuant to Section 3.13).

“Term Loan” shall have the meaning assigned to such term in Section 2.2(a).

“Term Loan Commitment” means the commitment of each Term Lender to make a Term Loan advance equal to such Lender’s Term Loan Committed Amount (and for purposes of making determinations of Required Lenders, the Obligations with respect to the Term Loan shall be based on the outstanding principal balance of the Term Loan).

“Term Loan Commitment Percentage” means, for any Term Lender, the percentage identified as its Term Loan Commitment Percentage as specified on Schedule 2.1(a).

“Term Loan Committed Amount” means, collectively, the aggregate amount of all of the Term Loan Commitments and, individually, the amount of each Term Lender’s Term Loan Commitment as specified on Schedule 2.1(a), as such amounts may be reduced from time to time in accordance with the provisions hereof.

“Term Note” or “Term Notes” means the promissory notes of the Borrowers in favor of each of the Term Lenders evidencing the Term Loan in substantially the form attached as Schedule 2.2(c), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended or renewed from time to time.

“Termination Date” means May 16, 2008.

“Termination Event” means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of

Section 4062(e) of ERISA); (ii) the withdrawal of any Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan subject to Title IV of ERISA; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (vi) the complete or partial withdrawal of any Credit Party of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan.

“Trade Letter of Credit Fee” shall have the meaning assigned to such term in Section 3.5(b)(ii).

“Voting Stock” means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

1.2 Computation of Time Periods.

For purposes of computation of periods of time hereunder, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

1.3 Accounting Terms.

Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 hereof (or, prior to the delivery of the first financial statements pursuant to Section 7.1 hereof, consistent with the financial statements as of December 31, 2002); provided, however, if (a) Speedway Motorsports shall object in writing to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by Speedway Motorsports to the Lenders as to which no such objection shall have been made.

Notwithstanding anything herein to the contrary, determination of (i) the applicable pricing level under the definition of “Applicable Percentage” and (ii) compliance with the financial covenants hereunder shall be made on a Pro Forma Basis.

SECTION 2

CREDIT FACILITY

2.1 Revolving Loans.

(a) Revolving Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Revolving Lender severally agrees to make revolving credit loans (“Revolving Loans”) to the Borrowers from time to time from the Closing Date until the Termination Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein for the purposes hereinafter set forth; provided, however, that the sum of the aggregate principal amount of outstanding Revolving Loans shall not exceed the Revolving Committed Amount and; provided, further, (i) with regard to each Revolving Lender individually, such Lender’s share of outstanding Revolving Obligations shall not exceed such Lender’s Revolving Commitment Percentage of the Revolving Committed Amount, (ii) with regard to the Revolving Lenders collectively, the aggregate principal amount of outstanding Revolving Obligations shall not exceed TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 3.4, the “Revolving Committed Amount”) and (iii) with regard to the Revolving Lenders collectively, the aggregate principal amount of the Revolving Obligations shall not exceed the Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrowers may request and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, that no more than six Eurodollar Loans shall be outstanding hereunder at any time with respect to Revolving Loans. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period.

(b) Revolving Loan Borrowings.

(i) Notice of Borrowing. The Borrowers shall request a Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing) to the Administrative Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day prior to the date of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If any such Notice of Borrowing shall fail to specify (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Administrative Agent shall give notice to each Revolving Lender before 5:00 p.m. (Charlotte, North Carolina time) on the day of receipt of each Notice of Borrowing specifying the contents thereof and each such Lender’s share of any borrowing to be made pursuant thereto.

(ii) Minimum Amounts. Each Revolving Loan borrowing shall be in a minimum aggregate amount of $1,000,000 and integral multiples of $100,000 in excess thereof (or the remaining amount of the Revolving Commitment, if less).

(iii) Advances. Each Revolving Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrowers at the office of the Administrative Agent specified in Schedule 2.1(a), or at such other office as the Administrative Agent may designate in writing, by 12:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrowers by the Administrative Agent by crediting the account of the Borrowers on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

(c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Termination Date.

(d) Interest. Subject to the provisions of Section 3.1, Revolving Loans shall bear interest as follows:

(i) Base Rate Loans. During such periods as Revolving Loans shall be comprised of Base Rate Loans, the sum of the Base Rate plus the Applicable Percentage;

(ii) Eurodollar Loans. During such periods as Revolving Loans shall be comprised of Eurodollar Loans, the Eurodollar Rate plus the Applicable Percentage.

Interest on the Revolving Loans shall be payable in arrears on each Interest Payment Date.

(e) Revolving Notes. The Revolving Loans made by each Revolving Lender shall be evidenced by a duly executed promissory note of the Borrowers to each Revolving Lender in substantially the form of Schedule 2.1(e).

2.2 Term Loan.

(a) Term Loan. Subject to and upon the terms and conditions hereof, each Term Lender severally agrees to make its Term Loan Commitment Percentage of a term loan (the “Term Loan”) to the Borrowers on the Closing Date in the aggregate principal amount of FIFTY MILLION DOLLARS ($50,000,000) (the “Term Loan Committed Amount”) for the purposes hereinafter set forth. The Term Loan may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrowers may request; provided, however, that no more than six Eurodollar Loans shall be outstanding hereunder at any time with respect to the Term Loan. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period. Amounts repaid on the Term Loan may not be reborrowed.

(b) Term Loan Borrowing.

(i) Notice of Borrowing. The Borrower shall request the Term Loan borrowing by written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day prior to the Closing Date in the case of Base Rate Loans, and on the third Business Day prior to the Closing Date in the case of Eurodollar Loans. The request for borrowing shall be irrevocable and shall specify (A) that a Term Loan is requested, (B) the aggregate principal amount to be borrowed, and (C) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If such Notice of Borrowing shall fail to specify (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Term Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Administrative Agent shall give notice to each Term Lender before 5:00 p.m. (Charlotte, North Carolina time) on the day of receipt of the Notice of Borrowing specifying the contents thereof and each such Lender’s share of any borrowing to be made pursuant thereto.

(ii) Advances. Each Term Lender will make its Term Loan Commitment Percentage of the Term Loan available to the Administrative Agent for the account of the Borrowers at the office of the Administrative Agent specified in Schedule 2.1(a), or at such other office as the Administrative Agent may designate in writing, by 12:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrowers by the Administrative Agent by crediting the account of the Borrowers on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders and in like funds as received by the Administrative Agent.

(c) Repayment of Term Loan. The principal amount of the Term Loan shall be due and payable in sixteen (16) consecutive quarterly installments, on as follows:

Date	Principal Amortization Payment	Date	Principal Amortization Payment
September 30, 2004	$1,562,500	September 30, 2006	$3,125,000
December 31, 2004	$1,562,500	December 31, 2006	$3,125,000
March 31, 2005	$1,562,500	March 31, 2007	$3,125,000
June 30, 2005	$1,562,500	June 30, 2007	$3,125,000
September 30, 2005	$3,125,000	September 30, 2007	$4,687,500
December 31, 2005	$3,125,000	December 31, 2007	$4,687,500
March 31, 2006	$3,125,000	March 31, 2008	$4,687,500
June 30, 2006	$3,125,000	May 16, 2008	$4,687,500

		Total	$50,000,000

(d) Interest on the Term Loan. Subject to the provisions of Section 3.1, the Term Loan shall bear interest as follows:

(i) Base Rate Loans. During such periods as the Term Loan shall be comprised of Base Rate Loans, the sum of the Base Rate plus the Applicable Percentage; and

(ii) Eurodollar Loans. During such periods as the Term Loan shall be comprised of Eurodollar Loans, the sum of the Eurodollar Rate plus the Applicable Percentage.

Interest on the Term Loan shall be payable in arrears on each Interest Payment Date.

(e) Term Notes. The Term Loan shall be evidenced by a duly executed promissory note of the Borrower to each Term Lender in substantially the form of Schedule 2.2(e).

2.3 Letter of Credit Subfacility.

(a) Letters of Credit. Subject to the terms and conditions hereof and of the LOC Documents, if any, (i) the Issuing Lender agrees, in reliance on the agreements of the other Revolving Lenders set forth herein, from time to time on any Business Day from the Closing Date until the Termination Date, (A) to issue Letters of Credit as the Borrowers may request for their own account or for the account of another Credit Party as provided herein, (B) to amend or renew Letters of Credit previously issued hereunder, and (C) to honor drafts under Letters of Credit; and (iii) the Revolving Lenders severally agree to purchase from the Issuing Lender a participation interest in the existing Letters of Credit and Letters of Credit issued hereunder in an amount equal to such Lender’s Revolving Commitment Percentage thereof; provided that (A) the aggregate principal amount of the LOC Obligations shall not at any time exceed TEN MILLION DOLLARS ($10,000,000) (the “LOC Committed Amount”), (B) with regard to the Revolving Lenders collectively, the aggregate principal amount of Revolving Obligations shall not exceed the aggregate Revolving Committed Amount, and (C) with regard to each Revolving Lender individually, such Lender’s Revolving Commitment Percentage of Revolving Obligations shall not exceed its respective Revolving Committed Amount. Subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Existing Letters of Credit shall be deemed to have been issued hereunder and shall be subject to and governed by the terms and conditions hereof.

(b) Obligation to Issue or Amend.

(i) The Issuing Lender shall be under no obligation to issue any Letter of Credit if:

(A) the issuance of such Letter of Credit would violate one or more policies of the Issuing Lender; or

(B) such Letter of Credit is in an initial amount less than $100,000.

(ii) The Issuing Lender shall not issue or amend any Letter of Credit if:

(A) such Letter of Credit is to be denominated in a currency other than Dollars;

(B) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing or amending such Letter of Credit, or any law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance or amendment of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense that was not applicable on the Closing Date and that the Issuing Lender in good faith deems material to it;

(C) subject to Section 2.3(c)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Revolving Lenders holding in the aggregate more than 50% of the Commitments have approved such expiry date;

(D) the expiry date of such requested Letter of Credit would occur after the Termination Date, unless all the Revolving Lenders have approved such expiry date;

(E) one or more applicable conditions contained in Section 5 shall not then be satisfied and the Issuing Lender shall have received written notice thereof from any Revolving Lender or any Credit Party at least one Business Day prior to the requested date of issuance (or amendment, as applicable) of such Letter of Credit; or

(F) the Revolving Commitments have been terminated pursuant to Section 9.2.

(iii) The Issuing Lender shall be under no obligation to amend any Letter of Credit if:

(A) the Issuing Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof; or

(B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(c) Procedures for Issuance and Amendment; Auto-Renewal.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of a Borrower delivered to the Issuing Lender (with a copy to the Administrative Agent) in the form of a Letter of Credit application, appropriately completed and signed by such Borrower. Such Letter of Credit application must be received by the Issuing Lender and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit application shall specify in form and detail satisfactory to the Issuing Lender: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the Issuing Lender may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit application shall specify in form and detail satisfactory to the Issuing Lender (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Issuing Lender may require.

(ii) Promptly after receipt of any Letter of Credit application, the Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application from the Borrowers and, if not, the Issuing Lender will provide the Administrative Agent with a copy thereof. Upon receipt by the Issuing Lender of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of the Borrowers or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Lender’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Revolving Commitment Percentage of such Letter of Credit.

(iii) If the Borrowers so request in any applicable Letter of Credit application, the Issuing Lender may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the Issuing Lender to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Lender, the Borrowers shall not be required to make a specific request to the Issuing Lender for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the Issuing Lender to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Termination Date; provided, however, that the Issuing Lender shall not permit any such renewal if (A) the Issuing Lender has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that Revolving Lenders holding more than 50% of the Revolving Commitments have elected not to permit such renewal or (2) from the Administrative Agent, any Revolving Lender or Credit Party that one or more of the applicable conditions specified in Section 5.2 is not then satisfied.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuing Lender will also deliver to the Borrowers and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(d) Drawings and Reimbursements; Funding of Participations.

(i) Upon any drawing under any Letter of Credit, the Issuing Lender shall notify the Borrowers and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the Issuing Lender under a Letter of Credit (each such date, an “Honor Date”), the Borrowers shall reimburse the Issuing Lender through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrowers fail to so reimburse the Issuing Lender by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Revolving Commitment Percentage thereof. In such event, the Borrowers shall be deemed to have requested a borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.1(b) for the principal amount of Base Rate Loans, the amount of the unutilized portion of the aggregate Revolving Commitments or the conditions set forth in Section 5.2. Any notice given by the Issuing Lender or the Administrative Agent pursuant to this Section may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Lender (including the Revolving Lender acting as Issuing Lender) shall upon any notice pursuant to Section 2.3(d)(i) make funds available to the Administrative Agent for the account of the Issuing Lender at the Administrative Agent’s office in an amount equal to its Revolving Commitment Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business

Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.3(d)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Issuing Lender.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a borrowing of Base Rate Loans for any reason, the Borrowers shall be deemed to have incurred from the Issuing Lender an LOC Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which LOC Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the default rate set forth in Section 3.1. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.3(d)(ii) shall be deemed payment in respect of its participation in such LOC Borrowing and shall constitute an LOC Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.3.

(iv) Until each Revolving Lender funds its Revolving Loan or LOC Advance pursuant to this Section to reimburse the Issuing Lender for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Revolving Commitment Percentage of such amount shall be solely for the account of the Issuing Lender.

(v) Each Revolving Lender’s obligation to make Revolving Loans or LOC Advances to reimburse the Issuing Lender for amounts drawn under Letters of Credit, as contemplated by this Section, shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, (C) non-compliance with the conditions set forth in Section 5.2, or (D) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of an LOC Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the Issuing Lender for the amount of any payment made by the Issuing Lender under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Lender fails to make available to the Administrative Agent for the account of the Issuing Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section by the time specified herein, the Issuing Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Issuing Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Issuing Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(e) Repayment of Participations.

(i) At any time after the Issuing Lender has made a payment under any Letter of Credit and has received from any Revolving Lender such Lender’s LOC Advance in respect of such payment in accordance with Section 2.3(d), if the Administrative Agent receives for the account of the Issuing Lender any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Revolving Commitment Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s LOC Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.3(d)(i) is required to be returned under any of the circumstances described in Section 3.15 (including pursuant to any settlement entered into by the Issuing Lender in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the Issuing Lender its Revolving Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(f) Obligations Absolute. The obligation of the Borrowers to reimburse the Issuing Lender for each drawing under each Letter of Credit and to repay each LOC Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Credit Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrowers may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the Issuing Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under the Bankruptcy Code or other applicable insolvency or debtor relief law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers.

The Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrowers’ instructions or other irregularity, the Borrowers will immediately notify the Issuing Lender. The Borrowers shall be conclusively deemed to have waived any such claim against the Issuing Lender and its correspondents unless such notice is given as aforesaid.

(g) Role of Issuing Lender. Each Revolving Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Lender, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Lender shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders, the Required Lenders, or Revolving Lenders holding in the aggregate more than 50% of the Revolving Commitments, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit application. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Lender, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing

Lender, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.3(f); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the Issuing Lender, and the Issuing Lender may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers that the Borrowers prove were caused by the Issuing Lender’s willful misconduct or gross negligence or the Issuing Lender’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason.

(h) Cash Collateral. (i) If the Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an LOC Borrowing, or (ii) if, as of the Termination Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then-aggregate amount of all LOC Obligations outstanding (determined as of the date of such LOC Borrowing or the Termination Date, as the case may be). For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Lender and the Revolving Lenders, as collateral for the LOC Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Lender (which documents are hereby consented to by the Revolving Lenders). Derivatives of such term have corresponding meanings. The Borrowers hereby grant to the Administrative Agent, for the benefit of the Issuing Lender and the Revolving Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

(i) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the Issuing Lender and the Borrowers when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each trade Letter of Credit.

(j) Letter of Credit Fees. The Borrower shall pay Letter of Credit fees as set forth in Section 3.5(b).

(k) Conflict with Letter of Credit Documents. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Document, the terms hereof shall control.

2.4 Swingline Loan Subfacility.

(a) Swingline Commitment. Subject to the terms and conditions set forth herein, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrowers (each a “Swingline Loan” and, collectively, the “Swingline Loans”) at any time and from time to time, during the period from the Closing Date until the Termination Date for the purposes hereinafter set forth; provided, however, (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed TEN MILLION DOLLARS ($10,000,000) (the “Swingline Committed Amount”), and (ii) the sum of the aggregate principal amount of Revolving Obligations outstanding at any time shall not exceed the Revolving Committed Amount. Swingline Loans hereunder shall be made as Base Rate Loans in accordance with the provisions of this Section 2.4, and may be repaid and reborrowed in accordance with the provisions hereof.

(b) Swingline Loan Advances.

(i) Notices; Disbursement. The Borrowers shall request a Swingline Loan advance hereunder by written notice (or telephone notice promptly confirmed in writing) to the Swingline Lender not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of the requested Swingline Loan advance. Each such notice shall be irrevocable and shall specify (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day), (C) the principal amount of the Swingline Loan advance requested and (D) that all of the conditions set forth in Section 5.2 are then satisfied. Each Swingline Loan shall be made as a Base Rate Loan and shall have such maturity date as the Swingline Lender and the Borrowers shall agree upon receipt by the Swingline Lender of any such notice from the Borrowers. The Swingline Lender shall initiate the transfer of funds representing the Swingline Loan advance to the Borrowers by 3:00 P.M. (Charlotte, North Carolina time) on the Business Day of the requested borrowing.

(ii) Minimum Amounts. Each Swingline Loan advance shall be in a minimum principal amount of $500,000 and in integral multiples of $100,000 in excess thereof.

(iii) Repayment of Swingline Loans. The principal amount of all Swingline Loans shall be due and payable on the earlier of (A) the end of the applicable Interest Period or (B) the Termination Date. The Swingline Lender

may, at any time, in its sole discretion, by written notice to the Borrowers, demand repayment of their Swingline Loans by way of a Revolving Loan advance, in which case the Borrowers shall be deemed to have requested a Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Termination Date and on the date of the occurrence of any Event of Default described in Section 9.1 and upon acceleration of the Indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 9.2. Each Revolving Lender, if so directed by the Administrative Agent in writing, hereby irrevocably agrees to make its pro rata share of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section 5.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (VI) any termination of the Revolving Commitments relating thereto immediately prior to or contemporaneously with or after such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each Revolving Lender hereby agrees that it shall upon written notice of the unavailability of a Revolving Loan and request for participation purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such Participation Interests in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 3.4), provided that all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective Participation Interests are purchased.

(c) Interest on Swingline Loans. Subject to the provisions of Section 3.1, each Swingline Loan shall bear interest at per annum rate equal to the Base Rate. Interest on Swingline Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

2.5 Increase in Commitments.

Subject to the terms and conditions set forth herein, the Borrowers may at any time during the period from the Closing Date until May 16, 2005, upon notice to the Administrative Agent,

increase the Revolving Commitments and/or the Term Loan by an amount up to an additional ONE HUNDRED MILLION DOLLARS ($100,000,000) in the aggregate; provided that:

(a) any such increase shall be in a minimum aggregate principal amount of $5 million and integral multiples of $1 million in excess thereof (or the remaining amount, if less),

(b) on the effective date of such increase, (i) with respect to any increase in the Revolving Commitments, if any Revolving Loans are outstanding at the time of any such increase, the Borrowers shall make such payments and adjustments on the Revolving Loans and (ii) with respect to any increase in the Term Loan, if any portion of the Term Loan is outstanding at the time of any such increase, the Borrowers shall make such payments and adjustments on the Term Loan (in each case including payment of any amounts owing under Section 3.11) as necessary to give effect to the revised commitment percentages and commitment amounts,

(c) the conditions to the making of a Loan set forth in Section 5.2 shall be satisfied, and

(d) the Borrowers shall obtain commitments for the amount of the increase from existing Lenders (provided that no existing Lender shall have any obligation to increase its commitments hereunder) or other commercial banks or financial institutions that would constitute an Eligible Assignee that are reasonably acceptable to the Administrative Agent (and with respect to any increase in the Revolving Commitments, the Issuing Lender and the Swingline Lender), provided that such other commercial banks and financial institutions join in this Credit Agreement as Lenders by joinder agreement or other arrangement reasonably acceptable to the Administrative Agent. In connection with any such increase in the Commitments, Schedule 2.1(a) shall be revised to reflect the modified commitments and commitment percentages of the Lenders, and the Borrowers will provide supporting corporate resolutions, legal opinions, promissory notes and other items as may be reasonably requested by the Administrative Agent and the new Lenders (including the existing Lenders that are increasing their commitments) in connection therewith.

SECTION 3

OTHER PROVISIONS RELATING TO CREDIT FACILITIES

3.1 Default Rate.

Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 2% greater than the Base Rate).

3.2 Extension and Conversion.

The Borrowers shall have the option on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another type; provided, however, that (i) except as provided in Section 3.8, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of “Interest Period” set forth in Section 1.1 and shall be in such minimum amounts as provided in Section 2, (iv) no more than six separate Eurodollar Loans shall be outstanding hereunder at any time with respect to the Revolving Loans and no more than six separate Eurodollar Loans shall be outstanding hereunder at any time with respect to the Term Loan and (v) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrowers by giving a Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) to the Administrative Agent prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall constitute a representation and warranty by the Borrowers of the matters specified in subsections (ii), (iii), (iv) and (v) of Section 5.2(a). In the event the Borrowers fail to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

3.3 Prepayments.

(a) Voluntary Prepayments. The Borrowers shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurodollar Loans may only be prepaid on three Business Days’ prior written notice to the Administrative Agent specifying the applicable Loans to be prepaid, (ii) any prepayment of Eurodollar Loans will be accompanied by accrued interest thereon and subject to Section 3.11; and (iii) each such partial prepayment of Loans shall be in a minimum principal amount of $1,000,000 and integral multiples of $100,000 in excess thereof. Each such notice of voluntary prepayment shall be irrevocable and shall specify the date and amount of prepayment and the Loans that are to be prepaid. The Administrative Agent will give prompt notice to the Lenders of any prepayment on the

Loans and each Lender’s interest therein. Subject to the foregoing terms, (A) voluntary prepayments on the Revolving Loans shall be applied as the Borrowers may elect and (B) voluntary prepayments on the Term Loan shall be applied to the principal amortization installments in inverse order of maturity. Within the foregoing parameters for application, voluntary prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans. Voluntary prepayments on the Revolving Loans may be reborrowed in accordance with the provisions hereof. Such voluntary prepayments shall not reduce the Revolving Committed Amount. Amounts prepaid on the Term Loans may not be reborrowed

(b) Mandatory Prepayments.

(i) Overadvance. If at any time (A) the aggregate principal amount of the Revolving Obligations exceeds the Revolving Committed Amount, (B) the aggregate amount of LOC Obligations shall exceed the aggregate LOC Committed Amount, or (C) the aggregate amount of Swingline Loans shall exceed the Swingline Committed Amount, the Borrowers jointly and severally promise to prepay immediately upon demand the outstanding principal balance on the Revolving Loans or provide cash collateral in the manner and in an aggregate amount necessary to eliminate such excess in respect of the LOC Obligations. In the case of a mandatory prepayment required on account of subsection (B) in the foregoing sentence, the amount required to be paid shall serve to temporarily reduce the Revolving Committed Amount (for purposes of borrowing availability hereunder, but not for purposes of computation of fees) by the amount of the payment required until such time as the situation shall no longer exist. Payments hereunder shall be applied first to the Revolving Loans and Swingline Loans and then to a cash collateral account in respect of the LOC Obligations.

(ii) Asset Dispositions. The Obligations shall be immediately prepaid as hereafter provided in an amount equal to one hundred percent (100%) of the Net Cash Proceeds received from any Asset Disposition to the extent (A) such Net Cash Proceeds are not reinvested in the same or similar property or assets within six (6) months of the date of such Asset Disposition, and (B) the aggregate amount of such Net Cash Proceeds not reinvested in accordance with the foregoing clause (A) shall exceed $1,000,000 in any fiscal year.

(iii) Debt Transactions. The Obligations shall be immediately prepaid as hereafter provided in an amount equal to one hundred percent (100%) of the Net Cash Proceeds received from any Debt Transaction.

(iv) Application. All prepayments made pursuant to this Sections 3.3(b)(ii) and (iii) shall be accompanied by accrued interest thereon and subject to Section 3.11 and shall be applied first to the principal amortization installments on the Term Loans in inverse order of Interest Period maturities, then to Swingline Loans, then to Revolving Loans, in each case to Base Rate Loans and then to Eurodollars Loans in direct order of Interest Period maturities. Prepayments on the Revolving Obligations under Sections 3.3(b)(ii) and (iii) shall permanently reduce the Revolving Committed Amount.

(c) Notice. The Borrowers will provide notice to the Administrative Agent of any prepayment by 11:00 A.M. (Charlotte, North Carolina time) on the date of prepayment. Amounts paid on the Loans under subsection (a) and (b)(i) hereof may be reborrowed in accordance with the provisions hereof.

3.4 Termination and Reduction of Revolving Commitments.

The Borrowers may from time to time permanently reduce or terminate the aggregate Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $10,000,000 (or, if less, the full remaining amount of the Revolving Committed Amount)) upon five Business Days’ prior written notice from the Borrowers to the Administrative Agent; provided, however, no such termination or reduction shall be made which would reduce the Revolving Committed Amount to an amount less than the aggregate principal amount of Revolving Obligations outstanding. The Revolving Commitments of the Revolving Lenders shall automatically terminate on the Termination Date. The Administrative Agent shall promptly notify each of the Revolving Lenders of receipt by the Administrative Agent of any notice from the Borrowers pursuant to this Section 3.4.

3.5 Fees.

(a) Commitment Fee. In consideration of the Revolving Commitments hereunder, the Borrowers agree to pay the Administrative Agent for the ratable benefit of the Revolving Lenders in accordance with such Lender’s Revolving Commitment Percentage a commitment fee (the “Commitment Fee”) equal to the Applicable Percentage per annum on the average daily unused amount of the Revolving Committed Amount for the applicable period. For the purposes hereof Swingline Loans shall not be considered usage under the Revolving Commitments. The Commitment Fee shall be payable (i) quarterly in arrears on the Interest Payment Date following the last day of each calendar quarter for the immediately preceding quarter (or portion thereof) beginning with the first such date to occur after the Closing Date and (ii) on the Termination Date.

(b) Letter of Credit Fees.

(i) Standby Letter of Credit Issuance Fee. In consideration of the issuance of standby Letters of Credit hereunder, the Borrowers jointly and severally promise to pay to the Administrative Agent for the ratable benefit of the Revolving Lenders in accordance with such Lender’s Revolving Commitment Percentage a fee (the “Standby Letter of Credit Fee”) on the average daily maximum amount available to be drawn under each such standby Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage for Standby Letter of Credit Fee. The Standby Letter of Credit Fee will be payable quarterly in arrears on the 15th day of each January, April, July and October for the immediately preceding fiscal quarter (or a portion thereof).

(ii) Trade Letter of Credit Drawing Fee. In consideration of the issuance of trade Letters of Credit hereunder, the Borrowers jointly and severally promise to pay to the Administrative Agent for the ratable benefit of the Revolving Lenders in accordance with such Lender’s Revolving Commitment Percentage a fee (the “Trade Letter of Credit Fee”) equal to the Applicable Percentage for trade Letter of Credit Fee on the amount of each drawing under any such trade Letter of Credit. The Trade Letter of Credit Fee will be payable on each date of drawing under a trade Letter of Credit.

(iii) Issuing Lender Fees. In addition to the Standby Letter of Credit Fee payable pursuant to clause (i) above and the Trade Letter of Credit Fee payable pursuant to clause (ii) above, the Borrowers jointly and severally promise to pay, to the Issuing Lender for its own account without sharing by the other Lenders the letter of credit fronting and negotiation fees agreed to by the Borrowers and the Issuing Lender from time to time and the customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the “Issuing Lender Fees”).

(c) Administrative Fees. The Borrowers jointly and severally promise to pay to the Administrative Agent, for its own account and for the account of Banc of America Securities LLC, as applicable, the annual administrative fee, structuring fee and other fees referred to in the Administrative Agent’s Fee Letter (collectively, the “Agent’s Fees”).

(d) Upfront Fees. The Borrowers jointly and severally promise to pay to the Administrative Agent for the benefit of the Lenders in immediately available funds on or before the Closing Date an upfront fee (the “Upfront Fee”) as outlined in the letter from the Administrative Agent to the Lenders dated April 15, 2003.

3.6 Capital Adequacy.

If, after the date hereof, any Lender has determined that the adoption or the becoming effective of after the Closing Date, or any change in after the Closing Date, or any change after the Closing Date by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive after the Closing Date regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s policies with respect to capital adequacy), then, upon 10 days’ notice, including calculations of the amount due, from such Lender to the Borrowers, the Borrowers shall be jointly and severally obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

3.7 Inability To Determine Interest Rate.

If prior to the first day of any Interest Period, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrowers and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans and (y) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

3.8 Illegality.

Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrowers and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days or the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall jointly and severally pay to such Lender such amounts, if any, as may be required pursuant to Section 3.11.

3.9 Requirements of Law.

If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

(a) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit or any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 3.10 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.10(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof); or

(b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

(c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever); and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof;

then, in any such case, upon notice to the Borrowers from such Lender, through the Administrative Agent, in accordance herewith, the Borrowers shall be jointly and severally obligated to pay promptly to such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that, in any such case, the Borrowers may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Administrative Agent at least one Business Day’s notice of such election, in which case the Borrowers shall be jointly and severally obligated to pay promptly to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.11. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrowers through the Administrative Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrowers shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

3.10 Taxes.

(a) Except as provided below in this subsection, all payments made by any Borrower under this Credit Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, (A) the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement, provided, however, that a Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection whenever any Non-Excluded Taxes are payable by such Borrower, and (B) as promptly as possible thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If a Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

(b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (a “Foreign Lender”) shall:

(X) (i) on or before the date of any payment by the Borrowers under this Credit Agreement to such Lender, deliver to the Borrowers and the Administrative Agent (A) two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

(ii) deliver to the Borrowers and the Administrative Agent two (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers; and

(iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrowers or the Administrative Agent; or

(Y) in the case of any such Lender that is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (i) represent to the Borrowers (for the benefit of the Borrowers and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (ii) agree to furnish to the Borrowers on or before the date of any payment by any Borrower, with a copy to the Administrative Agent two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender’s legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Credit Agreement (and to deliver to the Borrowers and the Administrative Agent two (2) further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrowers or the Administrative Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrowers, to provide to the Borrowers (for the benefit of the Borrowers and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrowers and the Administrative Agent. Each Person that shall become a Lender or a participant of a Lender pursuant to subsection 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a participant of a Lender the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

3.11 Funding Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall jointly and severally compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b) any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrowers;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also jointly and severally pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.11, each Lender shall be deemed to have funded each Eurodollar Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded.

3.12 Pro Rata Treatment.

Except to the extent otherwise provided herein, each Loan, each payment or prepayment of principal of any Loan (other than Swingline Loans) or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of the Commitment Fee, each payment of the Standby Letter of Credit Fee, each payment of the Trade Letter of Credit Fee, each reduction of the Revolving Committed Amount and each conversion or extension of any Loan (other than Swingline Loans), shall be allocated pro rata among the applicable Lenders in accordance with the respective principal amounts of their outstanding Loans and Participation Interests.

3.13 Sharing of Payments.

The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker’s lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly notify the Administrative Agent thereof and purchase from the other Lenders a participation in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker’s lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrowers agree that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker’s lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.13 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.13 to share in the benefits of any recovery on such secured claim.

3.14 Place and Manner of Payments.

(a) All payments to be made by the Credit Parties hereunder shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff of any kind, and except as otherwise specifically provided herein, shall be made to the Administrative Agent in Dollars in immediately available funds at its offices at the Administrative Agent’s office specified in Schedule 2.1(a) not later than 2:00 P.M.

(Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrowers maintained with the Administrative Agent (with notice to the Borrowers). The Borrowers shall, at the time any Borrower makes any payment under this Credit Agreement, specify to the Administrative Agent the Loans, LOC Obligations, Fees, interest or other amounts payable hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Borrowers hereunder, subject to the terms of Section 3.12(a)). The Administrative Agent will distribute such payments to such Lenders, if any such payment is received prior to 12:00 Noon (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except that computations of interest on Base Rate Loans (unless the Base Rate is determined by reference to the Federal Funds Rate) shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

(b) Unless the Borrowers or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that such Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrowers or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(i) if the Borrowers failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in the applicable borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrowers, and the Borrowers shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights that the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this subsection shall be conclusive, absent manifest error.

(c) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swingline Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

3.15 Payments Set Aside.

To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under the Bankruptcy Code or any other applicable insolvency or debtor relief law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

SECTION 4

GUARANTY

4.1 The Guaranty.

Each of the Guarantors hereby jointly and severally guarantees to each Lender and the Administrative Agent as hereinafter provided the prompt payment of the Borrowers’ Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Borrowers’ Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Borrowers’ Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, the obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its Guaranty Obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

4.2 Obligations Unconditional.

The obligations of the Guarantors under Section 4.1 hereof are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Borrowers’ Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

(i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Borrowers’ Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of any of the Credit Documents or any other agreement or instrument referred to therein shall be done or omitted;

(iii) the maturity of any of the Borrowers’ Obligations shall be accelerated, or any of the Borrowers’ Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Borrowers’ Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Borrowers’ Obligations shall fail to attach or be perfected; or

(v) any of the Borrowers’ Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Borrowers’ Obligations.

4.3 Reinstatement.

The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Borrowers’ Obligations is rescinded or must be otherwise restored by any holder of any of the Borrowers’ Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

4.4 Certain Additional Waivers.

Without limiting the generality of the provisions of this Section 4, each Guarantor hereby specifically waives the benefits of N.C. Gen. Stat. §§ 26-7 through 26-9, inclusive. Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the

Borrowers’ Obligations. Each of the Guarantors further agrees that it shall have no right of subrogation, reimbursement or indemnity, nor any right of recourse to security, if any, for the Borrowers’ Obligations so long as any amounts payable to the Administrative Agent or the Lenders in respect of the Borrowers’ Obligations shall remain outstanding or any of the Commitments shall not have expired or been terminated.

4.5 Remedies.

The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Borrowers’ Obligations may be declared to be forthwith due and payable as provided in Section 9.2 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Borrowers’ Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Borrowers’ Obligations being deemed to have become automatically due and payable), such Borrowers’ Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of said Section 4.1.

4.6 Continuing Guarantee.

The guarantee in this Section 4 is a continuing guarantee, and shall apply to all Borrowers’ Obligations whenever arising.

SECTION 5

CONDITIONS

5.1 Closing Conditions.

The obligation of the Lenders to enter into this Credit Agreement and to fund the initial advance hereunder shall be subject to satisfaction of the following conditions:

(a) The Administrative Agent shall have received original counterparts of this Credit Agreement executed by each of the parties hereto;

(b) The Administrative Agent shall have received an appropriate original Revolving Note and Term Note for each Lender, executed by each of the Borrowers;

(c) The Administrative Agent shall have received original counterparts of the Pledge Agreement executed by each of the parties thereto, together with all stock certificates evidencing the Capital Stock pledged to the Administrative Agent pursuant to the Pledge Agreement, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Capital Stock of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person);

(d) The Administrative Agent shall have received all documents it may reasonably request relating to the existence and good standing of each of the Credit Parties, the corporate or other necessary authority for and the validity of the Credit Documents, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent;

(e) The Administrative Agent shall have received an incumbency certificate for each of the Borrowers certified by a secretary or assistant secretary to be true and correct as of the Effective Date.

(f) The Administrative Agent shall have received a certificate executed by the chief financial officer of the Borrowers as of the Closing Date (i) calculating the Consolidated Total Debt Ratio, the Consolidated Senior Debt Ratio and the Consolidated Capital Charges Coverage Ratio and (ii) certifying that immediately after giving effect to this Credit Agreement and the other Credit Documents, (A) no Default or Event of Default exists and (B) the representations and warranties set forth in Section 6 are true and correct in all material respects;

(g) The Administrative Agent shall have received a legal opinion of Parker, Poe, Adams and Bernstein, LLP, counsel for the Credit Parties, dated as of the Closing Date and substantially in the form of Schedule 5.1(g);

(h) The Lenders shall have received and approved (i) a consolidated and consolidating balance sheet and income statement of Speedway Motorsports and its Subsidiaries for the fiscal year ending December 31, 2002, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated and consolidating figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and, as to the consolidated statements only, audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be unqualified, and (ii) a consolidated and consolidating balance sheet and income statement of Speedway Motorsports and its Subsidiaries for the fiscal quarter ending March 31, 2003, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of the chief executive officer, chief financial officer or president of Speedway Motorsports to the effect that such quarterly financial statements fairly present in all material respects the financial condition of Speedway Motorsports and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments, including without limitation the addition of footnotes;

(i) No Material Adverse Change shall have occurred since the financial statements as of December 31, 2002;

(j) The Administrative Agent shall have received copies of insurance policies or certificates of insurance of the Credit Parties evidencing liability and casualty insurance meeting the requirements of the Credit Documents;

(k) The Administrative Agent and the Lenders shall have received and approved a true and complete copy of the Indenture;

(l) The Administrative Agent shall have received evidence that the Existing Credit Agreement is being repaid in full with proceeds of the initial advance hereunder and the commitments under the Existing Credit Agreement are being terminated simultaneously with the effectiveness of this Credit Agreement;

(m) The Administrative Agent shall have received such other documents, agreements or information which may be reasonably requested by the Administrative Agent and/or the Required Lenders; and

(n) The Administrative Agent shall have received for its own account and for the accounts of the Lenders, all fees and expenses required by this Credit Agreement or any other Credit Document to be paid on or before the Closing Date.

5.2 Conditions to all Extensions of Credit.

The obligations of each Lender to make, convert or extend any Loan (including the initial Loans) and to issue or extend, or participate in, a Letter of Credit are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date (and on the Closing Date only) of the conditions set forth in Section 5.1 and satisfaction on the Effective Date of the conditions set forth in Section 5.2:

(i) The Borrowers shall have delivered, an appropriate Notice of Borrowing, Notice of Extension/Conversion or LOC Documents;

(ii) The representations and warranties set forth in Section 6 shall be, subject to the limitations set forth therein, true and correct in all material respects as of such date (except for those which expressly relate to an earlier date);

(iii) There shall not have been commenced against the Borrowers or any Guarantor an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded;

(iv) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto and

(v) There shall not have occurred any Material Adverse Change since the extension of the last Loan; and

(vi) Immediately after giving effect to the making of any such Revolving Loan (and the application of the proceeds thereof) the sum of Revolving Obligations outstanding shall not exceed the Revolving Committed Amount, the sum of LOC Obligations outstanding shall not exceed the LOC Committed Amount, and the sum of Swingline Loans outstanding shall not exceed the Swingline Committed Amount.

The delivery of each Notice of Borrowing and each Notice of Extension/Conversion shall constitute a representation and warranty by the Borrowers of the correctness of the matters specified in subsections (ii), (iii), (iv) and (v) and (vi) above.

SECTION 6

REPRESENTATIONS AND WARRANTIES

Each of the Credit Parties hereby represents to the Administrative Agent and each Lender that:

6.1 Financial Condition.

The audited combined balance sheets, statements of income and statements of cash flows of Speedway Motorsports for the year ended December 31, 2002 have heretofore been furnished to each Lender. Such financial statements (including the notes thereto) (i) have been audited by Deloitte & Touche LLP, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) present fairly (on the basis disclosed in the footnotes to such financial statements) the combined financial condition, results of operations and cash flows of Speedway Motorsports and its combined Subsidiaries as of such date and for such periods. The unaudited interim balance sheets of Speedway Motorsports and its consolidated Subsidiaries as at the end of, and the related unaudited interim statements of income and of cash flows for, the fiscal quarter ended March 31, 2003 have heretofore been furnished to each Lender. Such interim financial statements, for each such quarterly period, (i) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the combined financial condition, results of operations and cash flows of Speedway Motorsports and its consolidated Subsidiaries as of such date and for such periods. During the period from March 31, 2003 to and including the Closing Date, there has been no sale, transfer or other disposition by it or any of its Subsidiaries of any material part of the business or property of Speedway Motorsports and its consolidated Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other person) material in relation to the combined financial condition of Speedway Motorsports and its consolidated Subsidiaries, taken as a whole, in each case which is not reflected in the foregoing financial statements or in the notes thereto or has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

6.2 No Change.

Since December 31, 2002, (a) except as and to the extent disclosed on Schedule 6.2(a), there has been no development or event relating to or affecting any of the Credit Parties which has had or would be reasonably expected to have a Material Adverse Effect and (b) except as permitted under this Credit Agreement (if this Credit Agreement were to have been in effect from and after December 31, 2002), no dividends or other distributions have been declared, paid or made upon the Capital Stock or other equity interest in any Credit Party nor has any of the Capital Stock or other equity interest in any Credit Party been redeemed, retired, purchased or otherwise acquired for value by such Credit Party.

6.3 Organization; Existence; Compliance with Law.

Each of the Credit Parties (a) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect, and (d) is in compliance with all material Requirements of Law.

6.4 Power; Authorization; Enforceable Obligations.

Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party, and in the case of the Borrowers, to borrow hereunder, and each of the Borrowers has taken all necessary corporate or other necessary action to authorize the borrowings on the terms and conditions of this Credit Agreement, and to authorize the execution, delivery and performance of the Credit Documents to which each is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Person is a party, except for consents, authorizations, notices and filings described in Schedule 6.4, all of which have been obtained or made or have the status described in such Schedule 6.4. This Credit Agreement has been, and each other Credit Document to which it is a party will be, duly executed and delivered on behalf the Credit Parties. This Credit Agreement constitutes, and each other Credit Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party, enforceable against each such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6.5 No Legal Bar.

Except as previously disclosed in writing to the Lenders on or prior to the Closing Date, the execution, delivery and performance of the Credit Documents by the Credit Parties, the borrowings hereunder and the use of the proceeds of the borrowings hereunder (a) will not violate any Requirement of Law or contractual obligation of any Credit Party in any respect that would reasonably be expected to have a Material Adverse Effect, (b) will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of any of the Credit Parties pursuant to any such Requirement of Law or contractual obligation and (c) will not violate or conflict with any provision of the articles of incorporation or by-laws of any Credit Party.

6.6 No Material Litigation.

No litigation, investigation, prosecution, proceeding, imposition of fines or penalties or dispute of, by or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Credit Parties or their Subsidiaries, threatened by or against any of the Credit Parties or against their respective properties or revenues which (a) relates to any of the Credit Documents or any of the transactions contemplated hereby or thereby or (b) would be reasonably expected to have a Material Adverse Effect. Set forth on Schedule 6.6 is a summary of all claims (excluding routine claims for benefits under employee benefit plans and arrangements), litigation, investigations, prosecutions and proceedings pending or, to the best knowledge of the Credit Parties, threatened by or against any of the Credit Parties or their Subsidiaries or against any of their respective properties or revenues, and none of such actions, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

6.7 No Default.

None of the Credit Parties or their Subsidiaries is in default under or with respect to any of their contractual obligations in any respect which would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by the Credit Documents.

6.8 Ownership of Property; Liens.

Each of the Credit Parties and their Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien, except for Permitted Liens or, with respect to property of a Subsidiary which is not a Credit Party, such Lien would not reasonably be likely to have a Material Adverse Effect.

6.9 Intellectual Property.

Each of the Credit Parties and their Subsidiaries owns, or has the legal right to use, all United States trademarks, tradenames, copyrights, technology, know-how and processes necessary for each of them to conduct its business as currently conducted (the “Intellectual Property”) except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. Except as provided on Schedule 6.9, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and the use of such Intellectual Property by the Credit Parties and their Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate would not be reasonably expected to have a Material Adverse Effect.

6.10 No Burdensome Restrictions.

No Requirement of Law or contractual obligation of any Credit Party or any of their Subsidiaries would be reasonably expected to have a Material Adverse Effect.

6.11 Taxes.

Except as disclosed on Schedule 6.11 hereof, each of the Credit Parties and their Subsidiaries has filed or caused to be filed all United States federal income tax returns and all other material tax returns which, to the knowledge of any Credit Party, are required to be filed and has paid (a) all taxes shown to be due and payable on said returns or (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested and with respect to which reserves in conformity with GAAP have been provided on the books of such Credit Party or Subsidiary, as the case may be; and no tax Lien has been filed, and, to the knowledge of any of the Credit Parties, no claim is being asserted, with respect to any such tax, fee or other charge.

6.12 ERISA.

Except as would not result in a Material Adverse Effect:

(a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred, and, to the best of the Credit Parties’ or any ERISA Affiliate’s knowledge, no event or condition has occurred or exists as a result of which any Termination Event could reasonably be expected to occur, with respect to any Plan; (ii) no “accumulated funding deficiency,” as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

(b) The actuarial present value of all “benefit liabilities” under each Single Employer Plan (determined within the meaning of Section 401(a)(2) of the Code, utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the current value of the assets of such Plan allocable to such accrued liabilities.

(c) Neither any of the Credit Parties, their Subsidiaries nor any ERISA Affiliate has incurred, or, to the best of the Credit Parties’ knowledge, are reasonably expected to incur, any withdrawal liability under Title IV of ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither any of the Credit Parties, their Subsidiaries nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best of the Credit Parties’ knowledge, reasonably expected to be in reorganization, insolvent, or terminated.

(d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Credit Party, any of their Subsidiaries or any ERISA Affiliate to any material liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Credit Party, any Subsidiary or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

6.13 Governmental Regulations, Etc.

(a) No part of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U. If requested by any Lender or the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 (or any successor thereto)

referred to in said Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U. “Margin stock” within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of Speedway Motorsports and its Subsidiaries. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Exchange Act or regulations issued pursuant thereto, or Regulation U.

(b) None of the Credit Parties or their Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, none of the Credit Parties or their Subsidiaries is (i) an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(c) No director, executive officer or principal shareholder of any Credit Party or any Subsidiary is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms “director”, “executive officer” and “principal shareholder” (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

(d) Each of the Credit Parties and their Subsidiaries has obtained all material licenses, permits, franchises or other governmental authorizations necessary to the ownership of its respective Property and to the conduct of its business.

(e) Each of the Credit Parties and their Subsidiaries is not in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or any other jurisdiction, or of any agency thereof (including without limitation, federal, state or local environmental laws and regulations), which violation could reasonably be expected to have a Material Adverse Effect.

(f) Each of the Credit Parties and their Subsidiaries is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

(g) None of the Credit Parties intends to treat any of the Loans, the Letters of Credit or any related transaction as a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event a Credit Party determines that it will take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If a Credit Party so notifies the Administrative Agent, any Lender may treat its Loans (and its participation interests in Letters of Credit and Swingline Loans) as subject to Treasury Regulation Section 301.6112-1, and such Lender will maintain any lists and other records required thereby.

6.14 Subsidiaries.

Schedule 6.14 sets forth all Subsidiaries (including Subsidiaries that are not Material Subsidiaries) of Speedway Motorsports at the Closing Date, the jurisdiction of incorporation of each such Subsidiary and the direct or indirect ownership interest of Speedway Motorsports therein.

6.15 Purpose of Loans.

The proceeds of the Loans hereunder shall be used solely (i) to refinance existing indebtedness of the Borrowers, (ii) to finance working capital needs of Speedway Motorsports and its Subsidiaries, (iii) to finance letter of credit needs of Speedway Motorsports and its Subsidiaries, (iv) to finance general corporate needs of Speedway Motorsports and its Subsidiaries including capital expenditures, (v) to finance permitted investments and (vi) to finance the acquisition of additional motor speedways and related businesses. No proceeds of the Obligations shall be used by any Subsidiary that is not a Guarantor.

6.16 Environmental Matters.

Except as set forth in Phase I Environmental Site Assessments previously delivered to the Lenders and identified on Schedule 6.16:

(a) Each of the facilities and properties owned, leased or operated by any Credit Party or any Subsidiary (the “Properties”) and all businesses of any Credit Party or any Subsidiary at the Properties (the “Businesses”) are in compliance with all applicable Environmental Laws, except where the failure to so comply would not have a Material Adverse Effect, and, to the best knowledge of any Credit Party, there are no conditions relating to the Businesses or Properties that could give rise to liability under any applicable Environmental Laws, except where such liability would not have a Material Adverse Effect.

(b) None of the Credit Parties or their Subsidiaries has received any written notice of, or inquiry from any Governmental Authority regarding, any currently unresolved material violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Businesses, nor does any Credit Party have knowledge that any such notice is being threatened, except where such violation, non-compliance or liability would not have a Material Adverse Effect.

(c) Materials of Environmental Concern have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or any other location, in each case by or on behalf of any Credit Party or any Subsidiary, or to the knowledge of any Credit Party, by any other Person, in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law, except where such liability or the failure to so comply would not have a Material Adverse Effect.

(d) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Credit Party, threatened, under any Environmental Law to which any Credit Party or any Subsidiary is or, to the knowledge of any Credit Party or any Subsidiary, will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders outstanding under any Environmental Law with respect to any Credit Party, any Subsidiary, the Properties or the Businesses.

(e) To the knowledge of any Credit Party, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, related to the operations (including, without limitation, disposal) of any Credit Party or any Subsidiary in connection with the Properties or otherwise in connection with the Businesses, in violation of or in a manner that would reasonably be expected to give rise to liability under Environmental Laws, except where such violation or liability would not have a Material Adverse Effect.

6.17 Solvency.

Speedway Motorsports on a consolidated basis is Solvent.

6.18 No Untrue Statement.

Neither (a) this Credit Agreement nor any other Credit Document or certificate or document executed and delivered by or on behalf of either of the Borrowers or any other Credit Party in accordance with or pursuant to any Credit Document nor (b) any statement, representation, or warranty provided to the Administrative Agent in connection with the negotiation or preparation of the Credit Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading.

6.19 Subordinated Indebtedness.

The Borrowers’ Obligations constitute “Senior Indebtedness” as such term is defined in the Indenture, and the Indebtedness represented by the Indenture is subordinate to the Loans.

6.20 Pledge Agreement.

The Pledge Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the holders of the “Secured Obligations” (as such term is defined in the Pledge Agreement), a legal, valid and enforceable security interest in the collateral identified therein, except to the extent the enforceability thereof may be limited by the Bankruptcy Code or any other applicable insolvency or debtor relief laws affecting creditors’ rights generally and by equitable principles of law (regardless of whether enforcement is brought in equity or at law) and, when such collateral is delivered to the Administrative Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such collateral, in each case prior and superior in right to any other Lien.

SECTION 7

AFFIRMATIVE COVENANTS

Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

7.1 Information Covenants.

The Borrowers will furnish, or cause to be furnished, to the Administrative Agent and each of the Lenders:

(a) Annual Financial Statements. As soon as available, and in any event within 120 days after the close of each fiscal year of Speedway Motorsports and its Subsidiaries beginning with the fiscal year ending December 31, 2003, a consolidated and consolidating balance sheet and income statement of Speedway Motorsports and its Subsidiaries, as of the end of such fiscal year, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated and consolidating figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and, as to the consolidated statements only, audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be unqualified.

(b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of each fiscal quarter of Speedway Motorsports and its Subsidiaries (other than the fourth fiscal quarter, in which case 120 days after the end thereof) beginning with the fiscal quarter ending June 30, 2003, a consolidated and consolidating balance sheet and income statement of Speedway Motorsports and its Subsidiaries, as of the end of such fiscal quarter, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of the chief executive officer, chief financial officer or president of Speedway Motorsports to the effect that such quarterly financial statements fairly present in all material respects the financial condition of Speedway Motorsports and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments, including without limitation the addition of footnotes.

(c) Officer’s Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of the chief executive officer, chief financial officer or president of Speedway Motorsports substantially in the form of Schedule 7.1(c), (i) demonstrating compliance with the financial covenants contained in Section 7.11 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrowers propose to take with respect thereto.

(d) Accountant’s Certificate. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

(e) Auditor’s Reports. Promptly upon receipt thereof, a copy of any other report or “management letter” submitted by independent accountants to a Credit Party or a Subsidiary in connection with any annual, interim or special audit of the books of a Credit Party or a Subsidiary.

(f) Reports. Promptly upon transmission or receipt thereof, (a) copies of any filings and registrations with, and reports to or from, the SEC, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as a Credit Party or a Subsidiary shall send to its shareholders generally or to the holders of any issue of Indebtedness owed by a Credit Party or a Subsidiary in their capacity as such holders and (b) upon the request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

(g) Notices. Upon a Credit Party obtaining knowledge thereof, the Borrowers will give written notice to the Administrative Agent immediately of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, and (ii) the occurrence of any of the following with respect to a Credit Party or a Subsidiary (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Credit Party or Subsidiary which if adversely determined is likely to have a Material Adverse Effect, (B) the institution of any proceedings against the Credit Party or Subsidiary with respect to, or the receipt of written notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which would likely have a Material Adverse Effect, (C) any notice or determination concerning the imposition of any withdrawal liability by a Multiemployer Plan against such Credit Party, Subsidiary or any ERISA affiliate, the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA or the termination of any Plan covered by Title IV of ERISA or (D) any Credit Party’s intention to treat any of the Loans, the Letters of Credit or any related transaction as a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4) (and such notice shall include a duly completed copy of IRS Form 8886 or any successor form thereto).

(h) ERISA. Upon any of the Credit Parties, any Subsidiary or any ERISA Affiliate obtaining knowledge thereof, the Borrowers will give written notice to the Administrative Agent promptly (and in any event within five business days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, a Termination Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties, any Subsidiary or any ERISA Affiliate, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Credit Party, any Subsidiary or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect, together, with a description of any such event or condition or a copy of any such notice and a statement by the principal financial officer of Speedway Motorsports briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Credit Parties shall furnish the Administrative Agent and each of the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each “plan year” (within the meaning of Section 3(39) of ERISA).

(i) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Credit Parties and their Subsidiaries as the Administrative Agent or the Required Lenders may reasonably request.

7.2 Preservation of Existence and Franchises.

Each of the Credit Parties and their Subsidiaries will do all things necessary to preserve and keep in full force and effect its existence, material rights, franchises and authority, except, with respect to Subsidiaries which are not Credit Parties, where the failure to do so would not reasonably be likely to have a Material Adverse Effect.

7.3 Books and Records.

Each of the Credit Parties and their Subsidiaries will keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves), except, with respect to Subsidiaries which are not Credit Parties, where the failure to do so would not reasonably be likely to have a Material Adverse Effect.

7.4 Compliance with Law.

Each of the Credit Parties and their Subsidiaries will comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property if noncompliance with any such law, rule, regulation, order or restriction would have a Material Adverse Effect.

7.5 Payment of Taxes and Other Indebtedness.

Each of the Credit Parties and their Subsidiaries will pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (ii) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (iii) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that a Credit Party or its Subsidiaries shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) would have a Material Adverse Effect.

7.6 Insurance.

Each of the Credit Parties and their Subsidiaries will at all times maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance, business interruption insurance, terrorism insurance and property insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice provided by nationally recognized, financially sound insurance companies rated not less than A (or the equivalent thereof) by Best’s Key Rating Guide or S&P. The Credit Parties and their Subsidiaries will notify the Administrative Agent at any time they obtain knowledge of material issues which would materially and adversely affect the prospects of renewing any of their required coverage or, in the event of non-renewal, to obtain the required coverage from another source.

7.7 Maintenance of Property.

Each of the Credit Parties and their Subsidiaries will maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses, except, with respect to Subsidiaries which are not Credit Parties, where the failure to do so would not reasonably be likely to have a Material Adverse Effect.

7.8 Performance of Obligations.

Each of the Credit Parties and their Subsidiaries will perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound, except, with respect to Subsidiaries which are not Credit Parties, where the failure to do so would not reasonably be likely to have a Material Adverse Effect.

7.9 Use of Proceeds.

The Borrowers will use the proceeds of the Loans solely for the purposes set forth in Section 6.15.

7.10 Audits/Inspections.

Upon reasonable notice and during normal business hours, each of the Credit Parties and their Subsidiaries will permit representatives appointed by the Administrative Agent or any Lender, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records (except to the extent prohibited by law), its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or any Lender or their representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Credit Party or Subsidiary; provided that after the occurrence and during the continuance of any Event of Default, such audits and inspections shall be at the expense of the Borrowers.

7.11 Financial Covenants.

(a) Consolidated Net Worth. Consolidated Net Worth at each Calculation Date shall be no less than the sum of $450,000,000, increased on a cumulative basis as of the last day of each fiscal quarter commencing with the last day of fiscal quarter June 30, 2003, by an amount equal to (i) 50% of Consolidated Net Income (provided such Consolidated Net Income is greater than zero) for the fiscal quarter then ended and (ii) 100% of Net Proceeds from an Equity Transaction for the fiscal quarter then ended.

(b) Consolidated Total Debt Ratio. The Consolidated Total Debt Ratio at the Closing Date and at each Calculation Date thereafter shall be no greater than (i) 3.5 to 1.0 for the fiscal quarter ending March 31, 2003 and each Calculation Date through September 30, 2004; (ii) 3.25 to 1.0 for each Calculation Date from December 31, 2004 through September 30, 2005; and (iii) 3.0 to 1.0 at each Calculation Date thereafter.

(c) Consolidated Senior Debt Ratio. The Consolidated Senior Debt Ratio at the Closing Date and at each Calculation Date thereafter shall be no greater than (i) 2.5 to 1.0 for the fiscal quarter ending March 31, 2003 and each Calculation Date thereafter through September 30, 2004; (ii) 2.25 to 1.0 for each Calculation Date from December 31, 2004 through September 30, 2005; and (iii) 2.0 to 1.0 at each Calculation Date thereafter.

(d) Consolidated Capital Charges Coverage Ratio. The Consolidated Capital Charges Coverage Ratio at each Calculation Date shall be no less than (i) 2.75 to 1.0 for the fiscal quarter ending March 31, 2003 and each Calculation Date from June 30, 2003 through December 31, 2003; and (ii) 3.0 to 1.0 at each Calculation Date thereafter.

7.12 Additional Credit Parties.

(a) As soon as practicable and in any event within 30 days after any Person becomes a Material Subsidiary, the Borrowers shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall (i) if such Person is a Domestic Subsidiary of a Credit Party, cause such Person to execute a Joinder Agreement in substantially the same form as Exhibit 7.12, (ii) cause 100% (if such Person is a Domestic Subsidiary of a Credit Party) or 65% (if such Person is a direct Foreign Subsidiary of a Credit Party) of the Capital Stock of such Person to be delivered to the Administrative Agent (together with undated stock powers signed in blank (unless, with respect to a Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person)) and pledged to the Administrative Agent pursuant to an appropriate pledge agreement(s) in form acceptable to the Administrative Agent and cause such Person to deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate certified resolutions and other organizational and authorizing documents of such Person, and favorable opinions of counsel to such Person all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b) As soon as practicable and in any event within 30 days after any date on which any Domestic Subsidiary that does not individually constitute a Material Subsidiary (a “Non-Material Domestic Subsidiary”), constitutes, in the aggregate with all other Non-Material Domestic Subsidiaries, more than 15% of the consolidated assets of Speedway Motorsports and its consolidated Subsidiaries as of the end of the immediately preceding fiscal quarter or generates, in the aggregate with all other Non-Material Domestic Subsidiaries, more than 15% of the Consolidated EBITDA of Speedway Motorsports and its consolidated Subsidiaries for the period of four consecutive fiscal quarters ending as of the end of the immediately preceding fiscal quarter (the “Threshold Requirement”), the Borrowers shall provide the Administrative Agent with written notice thereof and cause such Domestic Subsidiary to provide an executed Joinder Agreement, together with the related deliveries set forth in clause (a)(ii) above, such that immediately after such joinder, the remaining Non-Material Domestic Subsidiaries shall not exceed the Threshold Requirement.

(c) Notwithstanding anything to the contrary contained herein, the Borrowers will promptly provide, or cause to be provided, to the Administrative Agent, an executed Joinder Agreement, together with the related deliveries set forth in clause (a)(ii) above, from any Subsidiary or Affiliate of Speedway Motorsports that gives a guaranty in respect of the Senior Subordinated Notes.

7.13 Ownership of Subsidiaries.

Except to the extent otherwise provided in Section 8.4(c), Section 8.11 and with respect to North Wilkesboro Speedway, Inc., Speedway Motorsports shall directly or indirectly, own at all times 100% of the Capital Stock of each of its Subsidiaries.

7.14 Redemption of Existing Notes.

Speedway Motorsports shall redeem the Existing Notes on or before June 30, 2003, using the proceeds received from the issuance of the Senior Subordinated Notes together with such other funds as may be necessary to complete such redemption.

SECTION 8

NEGATIVE COVENANTS

Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

8.1 Indebtedness.

None of the Credit Parties or their Subsidiaries will contract, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

(b) Indebtedness of Speedway Motorsports and any of its Subsidiaries existing as of the Closing Date and set forth in Schedule 8.1 and any refinancings thereof for the same or less amount;

(c) purchase money Indebtedness (including Capital Leases) hereafter incurred by Speedway Motorsports and any of its Subsidiaries to finance the purchase of fixed assets provided (i) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(d) Indebtedness evidenced by, or any guaranty of, the Senior Subordinated Notes in an aggregate principal amount not to exceed $360,000,000;

(e) Indebtedness in respect of Hedge Agreements entered into with Lenders or any Affiliate of a lender in an aggregate notional amount for all such agreements not to exceed the aggregate Commitments;

(f) Intercompany Indebtedness;

(g) Indebtedness incurred or assumed in any transaction permitted by Section 8.4 hereof provided (i) such Indebtedness when incurred or assumed shall not exceed the purchase price of the asset(s) financed; and (ii) no such incurred or assumed Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

provided, however, with respect to any Indebtedness proposed to be refinanced pursuant to clause (b) or incurred or refinanced pursuant to clauses (c), (f) or (g) hereof, such Indebtedness shall be permitted under this Section 8.1 only if the Administrative Agent shall have received written evidence from the Borrowers satisfactory to the Administrative Agent that such Indebtedness will be incurred or refinanced pursuant to a provision of the Indenture other than Section 4.09(c)(i) thereof.

8.2 Liens.

None of the Credit Parties or their Subsidiaries will contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, except for Permitted Liens and Liens securing Indebtedness permitted under Sections 8.1(c) and (g) provided that such Liens relate solely to the specific Property being acquired.

8.3 Nature of Business.

None of the Credit Parties or their Subsidiaries will substantively alter the character or conduct of the business conducted by any such Person as of the Closing Date.

8.4 Consolidation, Merger, Sale or Purchase of Assets, etc.

None of the Credit Parties or their Subsidiaries will:

(a) dissolve, liquidate or wind up its affairs, or enter into any transaction of merger or consolidation; provided, however, that, so long as no Default or Event of Default would be directly or indirectly caused as a result thereof, (i) Speedway Motorsports may merge or consolidate with any of its Subsidiaries provided Speedway Motorsports is the surviving corporation (ii) Speedway Funding may merge or consolidate with any Subsidiary of Speedway Motorsports, provided Speedway Funding is the surviving entity, or (iii) any Subsidiary may merge or consolidate with any other Subsidiary (other than Speedway Funding), provided that, if either Subsidiary is a Credit Party, the surviving corporation or entity shall be a Credit Party.

(b) sell, lease, transfer or otherwise dispose of any Property other than (i) the sale of inventory in the ordinary course of business for fair consideration, (ii) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person’s business, (iii) subject to the terms of Section 8.8 and 8.12, other sales and dispositions provided that (A) after giving effect to such sale or other disposition, the aggregate book value of assets sold or otherwise disposed of pursuant to this clause (iii) since the Closing Date does not exceed $10,000,000 and (B) after giving effect on a Pro Forma Basis to such sale or other disposition, no Default or Event of Default would exist hereunder; or

(c) except as otherwise permitted by Section 8.4(a) or 8.5, acquire all or any portion of the Capital Stock or securities of any other Person or purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or any substantial part of the Property of any other Person provided, however, that, so long as no Default or Event of Default would be caused as a result thereof on an actual or Pro Forma

Basis, then any Credit Party or any Subsidiary may (i) acquire an interest in additional motor speedways, whether by merger, stock purchase or asset purchase; provided, however, that the aggregate Cash Consideration paid for such acquisitions in any fiscal year shall not exceed 35% of the Consolidated Net Worth of Speedway Motorsports at the immediately preceding fiscal year end, and (ii) consummate other acquisitions consistent with the nature of the Borrowers’ business, whether by merger, stock purchase or asset purchase; provided, however, that the Cash Consideration paid for such other acquisitions shall not exceed $25,000,000 in the aggregate.

8.5 Advances, Investments, Loans, etc.

Except as permitted under Section 8.4(c), none of the Credit Parties or their Subsidiaries will make Investments in or advances or loans to any Person, except for Permitted Investments.

8.6 Restricted Payments.

None of the Credit Parties or their Subsidiaries will directly or indirectly declare, order, make or set apart any sum for or pay any Restricted Payment, except (i) to make dividends payable solely in the same class of Capital Stock of such Person, (ii) to make dividends payable to any Domestic Credit Party, (iii) provided no Default or Event of Default then exists or would be caused thereby, Speedway Motorsports may make dividends payable on its preferred and/or common stock and/or make stock repurchases of up to $17,500,000 in the aggregate annually, and (iv) provided (A) no Default or Event of Default then exists or would be caused thereby and (B) the Consolidated Capital Charges Ratio for the four quarter period ending as of the most recent Calculation Date (calculated for this purpose by including in the denominator any such equity and/or Indebtedness repurchases as if incurred during such prior four quarter period) is no less than 2.0 to 1.0, (1) the Credit Parties and their Subsidiaries may make (or give notice with respect thereto) any redemption, refund, refinance or exchange of any Indebtedness (other than Indebtedness pursuant to clause (a)(i) of the definition of “Intercompany Indebtedness”) and (2) the Credit Parties and their Subsidiaries may make (or give notice with respect thereto) any voluntary or optional payment or prepayment or acquisition for value of (including by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due) and Speedway Motorsports may repurchase equity and debt securities of up to the Maximum Permitted Amount during the term of this Credit Agreement. As used herein “Maximum Permitted Amount” shall mean $40,000,000 initially to be increased annually beginning with the fiscal year ending December 31, 2003 by 15% of Consolidated Net Income up to a maximum amount of $90,000,000.

8.7 Modifications of Other Agreements.

None of the Credit Parties or their Subsidiaries will (i) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness (other than this Credit Agreement) if such amendment or modification would add or change any terms in a manner adverse to the issuer of such Indebtedness (unless the consent of the issuer of such Indebtedness has been obtained) or to the Lenders, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof, or (ii) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) where such change to such organizational or similar documents would have a Material Adverse Effect.

8.8 Transactions with Affiliates.

Except for Intercompany Indebtedness and Permitted Investments, none of the Credit Parties or their Subsidiaries will enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (a) advances of working capital to any Domestic Credit Party, (b) transfers of cash and assets to any Domestic Credit Parties, (c) transactions permitted by Sections 8.4, 8.5 and Section 8.6, (d) normal reimbursement of expenses of officers and directors, (e) other transactions for goods and services not to exceed $100,000 at any one time and (f) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into in the ordinary course of such Person’s business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transactions with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

8.9 Fiscal Year.

None of the Credit Parties or their Subsidiaries will change its fiscal year.

8.10 Limitation on Restrictions on Dividends and Other Distributions, etc.

Except for the restrictions provided herein, none of the Credit Parties or their Subsidiaries will, directly or indirectly create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) pay dividends or make any other distribution on any of such Person’s Capital Stock, (b) subject to subordination provisions, pay any Indebtedness owed to the Borrowers or any other Credit Party, (c) make loans or advances to any Credit Party (other than loans or advances by Speedway Funding), (d) transfer any of its Property to any other Credit Party than in the ordinary course of business, or (e) grant Liens to the Administrative Agent for the benefit of the Lenders.

8.11 Issuance and Sale of Subsidiary Stock.

None of the Credit Parties or their Subsidiaries will, except to qualify directors where required by applicable law, sell, transfer or otherwise dispose of, any shares of Capital Stock of any of its Subsidiaries or permit any of its Subsidiaries to issue, sell or otherwise dispose of any shares of Capital Stock of any of its Subsidiaries.

8.12 Sale Leasebacks.

Other than as provided in Section 8.4(b), none of the Credit Parties or their Subsidiaries will, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real or personal or mixed), whether now owned or hereafter acquired, (i) which such Person has sold or transferred or is to sell or transfer to any other Person or (ii) which such Person intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Person to any other Person in connection with such lease.

8.13 Capital Expenditures.

Consolidated Capital Expenditures (exclusive of acquisitions permitted by Section 8.4(c) and any capital expenditures made in connection with pre-sold condominium units) for the fiscal year ending December 31, 2003 shall not exceed $90,000,000 and for each successive fiscal year thereafter shall not exceed $80,000,000.

8.14 No Further Negative Pledges.

Except prohibitions or restrictions (a) contained within this Credit Agreement or the other Credit Documents, (b) contained within the Indenture, (c) against other encumbrances on specific Property encumbered to secure payment of particular Indebtedness (which Indebtedness relates solely to such specific Property, and improvements and accretions thereto, and is otherwise permitted hereby), and (d) included in the terms of any Indebtedness permitted by Section 8.1(g) hereof with respect to prohibiting or restricting the creation or assumption of any Lien upon the properties or assets acquired with such Indebtedness, none of the Credit Parties or their Subsidiaries will enter into, assume or become subject to any agreement prohibiting or otherwise restricting (i) the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation or (ii) the ability of any Subsidiary of Speedway Motorsports to (A) make Restricted Payments, loans or advances, or transfers of property or assets to Speedway Motorsports or any of its Subsidiaries, or (B) pay any Indebtedness of Speedway Motorsports or any of its Subsidiaries.

8.15 Designated Senior Indebtedness.

Neither Speedway Motorsports nor any of its Subsidiaries will designate any Indebtedness (other than Indebtedness arising under this Credit Agreement and the other Credit Documents) as “Designated Senior Indebtedness” (as such term is defined in the Indenture).

SECTION 9

EVENTS OF DEFAULT

9.1 Events of Default.

An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):

(a) Payment. Any Credit Party shall

(i) default in the payment when due of any principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

(ii) default in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

(b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

(c) Covenants. Any Credit Party shall

(i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.1(g)(i), 7.2, 7.9, 7.10, 7.11, 7.12, 7.14 or 8.1 through 8.15, inclusive, or

(ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Administrative Agent; or

(d) Other Credit Documents.

(i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods) if any, or

(ii) any Credit Document shall fail to be in full force and effect to give the Administrative Agent and/or the Lenders the liens, rights, powers and privileges purported to be created thereby; or

(e) Guaranties. The guaranty given by any Guarantor hereunder (including any Additional Credit Party) or any provision thereof shall cease to be in full force and effect, or any Guarantor (including any Additional Credit Party) hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under such guaranty; or

(f) Bankruptcy, etc. Any Credit Party or any Subsidiary shall commence a voluntary case concerning itself under the Bankruptcy Code; or an involuntary case is commenced against any Credit Party or any Subsidiary under the Bankruptcy Code and the petition is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of all or substantially all of the property of any Credit Party or any Subsidiary; or any Credit Party or any Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of the debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to any Credit Party or any Subsidiary; or there is commenced against any Credit Party or any Subsidiary any such proceeding which remains undismissed for a period of 60 days; or any Credit Party or any Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered against any Credit Party or any Subsidiary; or any Credit Party or any Subsidiary suffers appointment of any custodian or the like for it or for any substantial part of its property to continue unchanged or unstayed for a period of 60 days; or any Credit Party or any Subsidiary makes a general assignment for the benefit of creditors; or any corporate action is taken by any Credit Party or any Subsidiary for the purpose of effecting any of the foregoing; or

(g) Defaults under Other Agreements. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $5,000,000 in the aggregate for all of the Credit Parties and the Subsidiaries taken as a whole, (i) any Credit Party or any Subsidiary shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (B) default in the observance or performance of any covenant or agreement relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

(h) Judgments. One or more judgments or decrees shall be entered against any Credit Party or any Subsidiary involving a liability of $5,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

(i) ERISA. Any of the following events or conditions that result in a Material Adverse Effect: (1) any “accumulated funding deficiency,” as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Credit Party, any Subsidiary or any ERISA Affiliate in favor of the PBGC or a Plan; (2) a Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) any Credit Party, any Subsidiary or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Credit Party, any Subsidiary or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Credit Party, any Subsidiary or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability; or

(j) Ownership. There shall occur a Change of Control.

9.2 Acceleration; Remedies.

Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the Required Lenders or cured to the satisfaction of the Required Lenders (pursuant to the voting procedures in Section 11.6), the Administrative Agent shall, upon the request and direction of the Required Lenders, by written notice to the Credit Parties take any of the following actions without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

(i) Termination of Commitments. Declare the Commitments terminated, whereupon the Commitments shall be immediately terminated.

(ii) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans, the LOC Obligations (with accrued interest thereon) and any and all other indebtedness or obligations of any and every kind owing by the Borrowers to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. The Administrative Agent may direct the Borrowers to immediately Cash Collateralize the then-aggregate amount of all LOC Obligations outstanding, whereupon the same shall immediately become due and payable.

(iii) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Lenders hereunder automatically shall immediately become due and payable and the obligation of the Borrowers to Cash Collateralize the LOC Obligations shall automatically become effective, in each case without the giving of any notice or other action by the Administrative Agent.

9.3 Application of Funds.

After the exercise of remedies provided for in Section 9.2 (or after the Loans have automatically become immediately due and payable and the LOC Obligations have automatically been required to be Cash Collateralized), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Borrowers’ Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Section 3) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Borrowers’ Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Section 3), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Borrowers’ Obligations constituting accrued and unpaid interest on the Loans and LOC Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Borrowers’ Obligations constituting unpaid principal of the Loans and LOC Borrowings, and breakage, termination or other amounts owing in respect of any Hedge Agreement between any Credit Party and any Lender, or any Affiliate of a Lender (to the extent such Hedge Agreement is permitted hereunder), ratably among the Lenders (and in the case of such Hedge Agreements,

Affiliates of the Lenders, as applicable) in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the Issuing Lender, to Cash Collateralize that portion of LOC Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

Last, the balance, if any, after all of the Borrowers’ Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law.

Subject to Section 2.3, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Borrowers’ Obligations, if any, in the order set forth above.

SECTION 10

AGENCY PROVISIONS

10.1 Appointment and Authorization of Administrative Agent.

(a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Credit Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Credit Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any other Credit Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Credit Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 10 with respect to any acts taken or omissions suffered by the

Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Section 10 and in the definition of “Agent-Related Person” included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Lender.

10.2 Delegation of Duties.

The Administrative Agent may execute any of its duties under this Credit Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

10.3 Liability of Administrative Agent.

No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Credit Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Credit Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Credit Agreement or any other Credit Document, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Credit Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.

10.4 Reliance by Administrative Agent.

(a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 5.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

10.5 Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrowers referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the requisite Lenders in accordance herewith; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

10.6 Credit Decision; Disclosure of Information by Administrative Agent.

Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Credit Agreement and to extend credit to the Borrower and the other Credit

Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates that may come into the possession of any Agent-Related Person.

10.7 Indemnification of Administrative Agent.

The Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive termination of the aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

10.8 Administrative Agent in its Individual Capacity.

Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Credit Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the Issuing Lender, and the terms “Lender” and “Lenders” include Bank of America in its individual capacity.

10.9 Successor Administrative Agent.

The Administrative Agent may resign as Administrative Agent upon thirty days’ notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as Issuing Lender and Swingline Lender. If the Administrative Agent resigns under this Credit Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrowers at all times other than during the existence of an Event of Default (which consent of the Borrowers shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrowers, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, Issuing Lender and Swingline Lender and the respective terms “Administrative Agent,” “Issuing Lender” and “Swingline Lender” thereafter shall mean such successor administrative agent, Letter of Credit issuer and swingline lender, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated and the retiring Issuing Lender’s and Swingline Lender’s rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring Issuing Lender or Swingline Lender or any other Lender, other than the obligation of the successor Issuing Lender to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 10 and Sections 3.11 and 11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date thirty days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

10.10 Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or LOC

Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LOC Obligations and all other Obligations (other than obligations under Hedge Agreements to which the Administrative Agent is not a party) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under this Credit Agreement or the other Credit Documents) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under this Credit Agreement or the other Credit Documents.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Borrowers’ Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

10.11 Guaranty Matters.

The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Credit Document (i) upon termination of the Commitments and payment in full of all Borrowers’ Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Credit Document, or (iii) if approved, authorized or ratified in writing by the requisite Lenders;

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Credit Document to the holder of any Lien on such property that is permitted by Section 8.1; and

(c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the authority of the Administrative Agent to release or subordinate its interest in particular property and to release any Guarantor from its obligations hereunder pursuant to this Section 10.11.

10.12 Other Agents; Arrangers and Managers.

None of the Lenders or other Persons identified on the facing page or signature pages of this Credit Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Credit Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Credit Agreement or in taking or not taking action hereunder.

SECTION 11

MISCELLANEOUS

11.1 Notices.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made, to the address, facsimile number, electronic mail address or telephone number specified for the applicable party on Schedule 2.1(a) or, with respect to the Credit Parties, as set forth below (or in each case to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties):

if to the Borrowers or the Guarantors:

Speedway Motorsports, Inc.

P.O. Box 18747

Charlotte, North Carolina 28218

Attn: Chief Financial Officer

Telephone: (704) 532-3306

Telecopy: (704) 532-3312

with copies to:

Speedway Motorsports, Inc.

P.O. Box 600

Concord, North Carolina 28026-0600

Attn: Chief Financial Officer

Speedway Funding, LLC

c/o Griffin Corporate Services

2920 North Green Valley Parkway

Suite 3-321-8

Henderson, Nevada 89014

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent, the Issuing Lender and the Swingline Lender pursuant to Section 2 shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

(b) Effectiveness of Facsimile Documents and Signatures. Credit Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on all Credit Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(c) Limited Use of Electronic Mail. With respect to notices or deliveries permitted or required hereunder, electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements, and to distribute Credit Documents for execution by the parties thereto, and may not be used for any other purpose.

(d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner provided herein, were incomplete or were not preceded or followed by any other form of notice provided herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify each Agent–Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.2 Right of Set-Off.

In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Credit Party to such Lender hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether such Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Each of the Credit Parties hereby agrees that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 11.3(d) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

11.3 Benefit of Agreement.

(a) The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) or (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any

Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

(b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in LOC Obligations and in Swingline Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1 million unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed); (ii) any assignment of a Commitment must be approved by the Administrative Agent and, with respect to any assignment of a Revolving Commitment, the Issuing Lender and the Swingline Lender, unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee), and, so long as no Event of Default has occurred and is continuing, the Borrowers (each such approval not to be unreasonably withheld or delayed); and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 3 and Sections 11.5 and 11.9 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrowers shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and LOC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in LOC Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that extends the time for, reduces the amount or alters the application of proceeds with respect to such obligations and payments required therein that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 3 and Section 11.9 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.2 as though it were a Lender, provided such Participant agrees to be subject to Section 3.13 as though it were a Lender.

(e) A Participant shall not be entitled to receive any greater payment under Section 3, Section 11.2 or Section 11.9 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.10 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.10 as though it were a Lender.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may (without notice to or the consent of any of the parties hereto) create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 11.3, (i) no such pledge shall release the pledging Lender from any of its obligations under the Credit Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Credit Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty days’ notice to the Borrowers and the Lenders, resign as Issuing Lender and/or (ii) upon thirty days’ notice to the Borrowers, resign as Swingline Lender. In the event of any such resignation as Issuing Lender or Swingline Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor Issuer Lender or Swingline Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Bank of America as Issuing Lender or Swingline Lender, as the case may be. If Bank of America resigns as Issuing Lender, it shall retain all the rights and obligations of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all LOC Obligations with respect thereto (including the right to require the Lenders to make Revolving Loans that are Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.3(d)). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Revolving Loans that are Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.4.

11.4 No Waiver; Remedies Cumulative.

No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Borrowers or any other Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

11.5 Payment of Expenses, etc.

The Borrowers jointly and severally agree: (a) to pay directly to the provider thereof or to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Credit Agreement and the other Credit Documents, the preservation of any rights or remedies under this Credit Agreement and the other Credit Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Credit Agreement or the other Credit Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Borrowers’ Obligations and during any legal proceeding, including any proceeding under the Bankruptcy Code or any other applicable insolvency or debtor relief law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this Section 11.5 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the aggregate Commitments and repayment of all other Borrowers’ Obligations.

11.6 Amendments, Waivers and Consents.

Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by the Borrowers and the Required Lenders, provided that no such amendment, change, waiver, discharge or termination shall:

(a) unless also consented to by each Lender directly affected thereby, (i) extend or increase the Commitment of any Lender (it being understood that the amendment or waiver of an Event of Default, a mandatory reduction or a mandatory prepayment shall not constitute an increase or extension of Commitments), (ii) waive non-payment or postpone any date fixed by this Credit Agreement or any other Credit Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to any Lender, (iii) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Credit Document (provided that only the consent of the Required Lenders shall be necessary (A) to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate or (B) to amend any financial covenant hereunder even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder), (iv) change Section 3.12 or 3.13 in any manner that would alter pro rata sharing, (v) change any provision of this Section 11.6(a) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, (vi) release all or substantially all of the Collateral or all or substantially all of the Guarantors (other than as provided herein or as appropriate in connection with transactions permitted hereunder); (vii) release either of the Borrowers or consent to the assignment or transfer by either Borrower of its rights and obligations under any Credit Document;

(b) unless also consented to by Revolving Lenders holding in the aggregate more than 50% of the Revolving Commitments, or if the Revolving Commitments have been terminated or have expired, Revolving Lenders having more than 50% of the aggregate principal amount of the Revolving Obligations outstanding (taking into account in each case Participation Interests), (i) waive any Default or Event of Default for purposes of Section 5.2, (ii) amend the manner of application of a mandatory prepayment to the Revolving Obligations under Section 3.3(b), (iii) amend or waive the provisions of Section 5.2, Section 7.12, Section 8.1 through 8.14 inclusive, Section 9.1 through 9.3 inclusive or this Section 11.6(b);

(c) unless also consented to by Term Lenders having more than 50% of the aggregate principal amount of the Term Loan outstanding (taking into account Participation Interests pursuant to Section 3.13), (i) amend the manner of application of any mandatory prepayment to the Term Loan under Section 3.3(b), or (ii) amend or waive the provisions of this Section 11.6(c);

(d) unless also consented to by the Issuing Lender, no such amendment, waiver or consent shall directly affect the rights or duties of the Issuing Lender under this Credit Agreement or any Letter of Credit Documents relating to any Letter of Credit issued or to be issued by it;

(e) unless also consented to by the Swingline Lender, no such amendment, waiver or consent shall directly affect the rights or duties of the Swingline Lender under this Credit Agreement; and

(f) unless also consented to by the Administrative Agent, no such amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Credit Agreement or any other Credit Document;

provided however, that notwithstanding anything to the contrary contained herein, (i) no Lender that is not then in compliance with its obligations hereunder shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender, (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy or insolvency reorganization plan that affects the Loans, (iii) each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein, and (iv) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

Notwithstanding the above, the right to deliver a “Payment Blockage Notice” (as such term is defined in the Indenture) shall reside solely with the Administrative Agent and the Administrative Agent shall deliver such Payment Blockage Notice only upon the direction of the Required Lenders.

11.7 Counterparts.

This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

11.8 Headings.

The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

11.9 Indemnification.

Whether or not the transactions contemplated hereby are consummated, the Borrowers jointly and severally shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents, trustees, advisors and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever that may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Credit Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (c) any actual or threatened claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through

IntraLinks or other similar information transmission systems in connection with this Credit Agreement, and no Indemnitee shall have any liability for any indirect or consequential damages relating to this Credit Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 11.9 shall be payable within ten Business Days after demand therefor.

11.10 Survival of Indemnification.

All indemnities set forth herein, including, without limitation, in Sections 3.9, 3.11, 10.7, 11.5 and 11.9 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the resignation of the Administrative Agent, the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder.

11.11 Confidentiality.

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of Confidential Information, except that Confidential Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable law or regulations or by any subpoena or similar legal process; (d) to any other party to this Credit Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Credit Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Credit Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Credit Parties; (g) with the consent of the Borrowers; (h) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrowers; (i) to the National Association of Insurance Commissioners or any other similar organization; or (j) to any nationally recognized rating agency that requires access to a Lender’s or an Affiliate’s investment portfolio in connection with ratings issued with respect to such Lender or Affiliate. In addition, the Administrative Agent and the Lenders may disclose the existence of this Credit Agreement and information about this Credit Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Credit Agreement, the other Credit Documents, the Commitments, and the extensions of credit hereunder. Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information.

For the purposes of this Section, “Confidential Information” means all information received from any Credit Party relating to any Credit Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Credit Party; provided that, in the case of information received from a Credit Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Notwithstanding anything herein to the contrary, “Confidential Information” shall not include any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or any Lender relating to such tax treatment and tax structure, and the Administrative Agent and each Lender may disclose to any and all Persons, without limitation of any kind (other than limitations provided by applicable law), any such information; provided that with respect to any document or similar item that contains information concerning the tax treatment or tax structure of the transaction as well as Confidential Information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, the Letters of Credit and the transactions contemplated hereby.

11.12 Governing Law; Submission to Jurisdiction; Venue.

(a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of North Carolina, in Mecklenburg County, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1, such service to become effective three days after such mailing. Nothing herein shall affect the right of the Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

(b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

11.13 WAIVER OF RIGHT TO TRIAL BY JURY.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY CREDIT DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

11.14 Severability.

If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

11.15 Entirety.

This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

11.16 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any extension of credit hereunder, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.17 Binding Effect; Termination.

(a) This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by the Borrowers, the Guarantors and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrowers, the Guarantors, the Administrative Agent and each Lender and their respective successors and assigns.

(b) The term of this Credit Agreement shall remain in effect until no Loans or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding and until all of the Commitments hereunder shall have expired or been terminated.

11.18 Borrowers’ Obligations Joint and Several.

(a) Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

(b) Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower with respect to the payment and performance of all of the Borrowers’ Obligations, it being the intention of the parties hereto that all such Borrowers’ Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

(c) If and to the extent that either of the Borrowers shall fail to make any payment with respect to any of the Borrowers’ Obligations as and when due or to perform any of the Borrowers’ Obligations in accordance with the terms thereof, then in each such event, the other Borrower will make such payment with respect to, or perform, such Borrowers’ Obligation.

(d) The obligations of each Borrower under the provisions of this Section 11.18 constitute full recourse obligations of the Borrowers, enforceable against the Borrowers to the full extent of their properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or any other circumstances whatsoever.

(e) Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Loan made under this Credit Agreement, notice of occurrence of any Event of Default, or of any demand for any payment under this Credit Agreement, notice of any action at any time taken or omitted by any Lender under or in respect of any of the Borrowers’ Obligations, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Credit Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Borrowers’ Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by any Lender at any time or times in respect of any default by either Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement, any and all other indulgences whatsoever by any Lender in respect of any of the Borrowers’ Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Borrowers’ Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Lender, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with the applicable laws or regulations thereunder which might, but for the provisions of this Section 11.18, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 11.18, it being the intention of each Borrower that, so long as any of the Obligations remain unsatisfied, the obligations of such Borrower under this Section 11.18 shall not be discharged except by performance and then only to the extent of such performance. The Borrowers’ Obligations of each Borrower under this Section 11.18 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to either Borrower or any Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of either Borrower or any Lender.

(f) The provisions of this Section 11.18 are made for the benefit of the Lenders and their respective successors and assigns, and may be enforced by any such Person from time to time against either of the Borrowers as often as occasion therefor may arise and without requirement on the part of any Lender first to marshal any of its claims or to exercise any of its rights against either of the other Borrowers or to exhaust any remedies available to it against the other Borrower or to resort to any other source or means of obtaining payment of any of the Borrowers’ Obligations or to elect any other remedy. The provisions of this Section 11.18 shall remain in effect until all the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Borrowers’ Obligations, is rescinded or must otherwise be restored or returned by any Lender upon the insolvency, bankruptcy or reorganization of either of the Borrowers, or otherwise, the provisions of this Section 11.18 will forthwith be reinstated in effect, as though such payment had not been made.

(g) Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the joint obligations of a Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the federal Bankruptcy Code).

Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWERS:

SPEEDWAY MOTORSPORTS, INC., a Delaware corporation

By	/s/ William R. Brooks
William R. Brooks

Title	CFO

SPEEDWAY FUNDING, LLC, a Delaware limited liability company

By	/s/ William R. Brooks
William R. Brooks

Title	CFO

GUARANTORS:

600 RACING, INC., a North Carolina corporation

By	/s/ William R. Brooks
William R. Brooks

Title	CFO

ATLANTA MOTOR SPEEDWAY, INC., a Georgia corporation

By	/s/ William R. Brooks
William R. Brooks

Title	CFO

[SIGNATURES CONTINUE]

BRISTOL MOTOR SPEEDWAY, INC., a Tennessee corporation

By	/s/ William R. Brooks
William R. Brooks

Title	CFO

CHARLOTTE MOTOR SPEEDWAY, LLC, a North Carolina limited liability company

By	/s/ William R. Brooks
William R. Brooks

Title	CFO

INEX CORP., a North Carolina corporation

By	/s/ William R. Brooks
William R. Brooks

Title	CFO

LAS VEGAS MOTOR SPEEDWAY, INC., a Delaware corporation

By	/s/ William R. Brooks
William R. Brooks

Title	CFO

MOTORSPORTS BY MAIL, LLC, a North Carolina limited liability company

By	/s/ William R. Brooks
William R. Brooks

Title	CFO

[SIGNATURES CONTINUE]

NEVADA SPEEDWAY, LLC, a Delaware limited liability company

By	/s/ William R. Brooks
William R. Brooks

Title	CFO

SMI TRACKSIDE, LLC, a North Carolina limited liability company

By	/s/ William R. Brooks
William R. Brooks

Title	CFO

SPEEDWAY MEDIA, LLC, a North Carolina limited liability company

By	/s/ William R. Brooks
William R. Brooks

Title	CFO

SPEEDWAY PROPERTIES COMPANY, LLC, a Delaware limited liability company

By	/s/ William R. Brooks
William R. Brooks

Title	CFO

SPEEDWAY SONOMA, LLC, a Delaware limited liability company

By	/s/ William R. Brooks
William R. Brooks

Title	CFO

[SIGNATURES CONTINUE]

SPEEDWAY SYSTEMS LLC, a North Carolina limited liability company

By:	SPR, Inc.,
its manager

By	/s/ William R. Brooks
William R. Brooks

Title	CFO

SPR, INC., a Delaware corporation

By	/s/ William R. Brooks
William R. Brooks

Title	CFO

TEXAS MOTOR SPEEDWAY, INC., a Texas corporation

By	/s/ William R. Brooks
William R. Brooks

Title	CFO

TRACKSIDE HOLDING CORPORATION, a North Carolina corporation

By	/s/ William R. Brooks
William R. Brooks

Title	CFO

[SIGNATURES CONTINUE]

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

By	/s/ James E. Nash Jr.
Title	James E. Nash, Jr. Managing Director

SYNDICATION AGENT:

WACHOVIA BANK, NATIONAL ASSOCIATION

By
Title

DOCUMENTATION AGENTS:

CREDIT LYONNAIS NEW YORK BRANCH

By
Title

FLEET NATIONAL BANK

By
Title

SUNTRUST BANK

By
Title

[SIGNATURES CONTINUE]

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

By
Title

SYNDICATION AGENT:

WACHOVIA BANK, NATIONAL ASSOCIATION

By	/s/ John Bengough
Title	Vice President

DOCUMENTATION AGENTS:

CREDIT LYONNAIS NEW YORK BRANCH

By
Title

FLEET NATIONAL BANK

By
Title

SUNTRUST BANK

By
Title

[SIGNATURES CONTINUE]

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

By
Title

SYNDICATION AGENT:

WACHOVIA BANK, NATIONAL ASSOCIATION

By
Title

DOCUMENTATION AGENTS:

CREDIT LYONNAIS NEW YORK BRANCH

By	/s/ Attila Koc
Title	Attila Koc Senior Vice President

FLEET NATIONAL BANK

By
Title

SUNTRUST BANK

By
Title

[SIGNATURES CONTINUE]

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

By
Title

SYNDICATION AGENT:

WACHOVIA BANK, NATIONAL ASSOCIATION

By
Title

DOCUMENTATION AGENTS:

CREDIT LYONNAIS NEW YORK BRANCH

By
Title

FLEET NATIONAL BANK

By	/s/ Peter Dorfman
Peter Dorfman
Title	Managing Director

SUNTRUST BANK

By
Title

[SIGNATURES CONTINUE]

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

By
Title

SYNDICATION AGENT:

WACHOVIA BANK, NATIONAL ASSOCIATION

By
Title

DOCUMENTATION AGENTS:

CREDIT LYONNAIS NEW YORK BRANCH

By
Title

FLEET NATIONAL BANK

By
Title

SUNTRUST BANK

By	/s/ Stephen Derby
Stephen Derby
Title	Director

[SIGNATURES CONTINUE]

LEAD ARRANGER

AND BOOK MANAGER:

BANC OF AMERICA SECURITIES LLC

By	/s/ James E. Nash, Jr.
Title	James E. Nash, Jr. Managing Director

LENDERS:

BANK OF AMERICA, N.A.

By	/s/ James E. Nash, Jr.
James E. Nash, Jr.
Title	Managing Director

BANK ONE, N.A.

By
Title

COMERICA BANK

By
Title

COMPASS BANK

By
Title

CREDIT LYONNAIS NEW YORK BRANCH

By
Title

[SIGNATURES CONTINUE]

LEAD ARRANGER

AND BOOK MANAGER:

BANC OF AMERICA SECURITIES LLC

By
Title

LENDERS:

BANK OF AMERICA, N.A.

By
Title

BANK ONE, N.A.

By	/s/ Robert Humphries

Title	Vice President

COMERICA BANK

By
Title

COMPASS BANK

By
Title

CREDIT LYONNAIS NEW YORK BRANCH

By
Title

[SIGNATURES CONTINUE]

LEAD ARRANGER

AND BOOK MANAGER:

BANC OF AMERICA SECURITIES LLC

By
Title

LENDERS:

BANK OF AMERICA, N.A.

By
Title

BANK ONE, N.A.

By

Title

COMERICA BANK

By	/s/ Jeffrey M. Lafferty

Title	Account Officer

COMPASS BANK

By
Title

CREDIT LYONNAIS NEW YORK BRANCH

By
Title

[SIGNATURES CONTINUE]

LEAD ARRANGER

AND BOOK MANAGER:

BANC OF AMERICA SECURITIES LLC

By
Title

LENDERS:

BANK OF AMERICA, N.A.

By
Title

BANK ONE, N.A.

By

Title

COMERICA BANK

By

Title

COMPASS BANK

By	/s/ T. Ray Sandefur

Title	Senior Vice President

CREDIT LYONNAIS NEW YORK BRANCH

By
Title

[SIGNATURES CONTINUE]

LEAD ARRANGER

AND BOOK MANAGER:

BANC OF AMERICA SECURITIES LLC

By
Title

LENDERS:

BANK OF AMERICA, N.A.

By
Title

BANK ONE, N.A.

By

Title

COMERICA BANK

By

Title

COMPASS BANK

By

Title

CREDIT LYONNAIS NEW YORK BRANCH

By	/s/ Attila Koc
Attila Koc
Title	Senior Vice President

[SIGNATURES CONTINUE]

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By	/s/ D. Scott Peak
D. Scott Peak
Title	Vice President

FIRSTRUST BANK

By
Title

FLEET NATIONAL BANK

By
Title

GUARANTY BANK

By
Title

RBC CENTURA BANK

By
Title

SOUTH TRUST BANK

By
Title

[SIGNATURES CONTINUE]

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By
Title

FIRSTRUST BANK

By	/s/ Kent Nelson
Kent Nelson
Title	Senior Vice President

FLEET NATIONAL BANK

By
Title

GUARANTY BANK

By
Title

RBC CENTURA BANK

By
Title

SOUTH TRUST BANK

By
Title

[SIGNATURES CONTINUE]

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By
Title

FIRSTRUST BANK

By
Title

FLEET NATIONAL BANK

By	/s/ Peter Dorfman
Peter Dorfman
Title	Managing Director

GUARANTY BANK

By
Title

RBC CENTURA BANK

By
Title

SOUTH TRUST BANK

By
Title

[SIGNATURES CONTINUE]

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By
Title

FIRSTRUST BANK

By
Title

FLEET NATIONAL BANK

By

Title

GUARANTY BANK

By	/s/ Michael Ansolabehere
Michael Ansolabehere
Title	Vice President

RBC CENTURA BANK

By
Title

SOUTH TRUST BANK

By
Title

[SIGNATURES CONTINUE]

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By
Title

FIRSTRUST BANK

By
Title

FLEET NATIONAL BANK

By
Title

GUARANTY BANK

By
Title

RBC CENTURA BANK

By	/s/ David Faris

Title	SVP

SOUTH TRUST BANK

By
Title

[SIGNATURES CONTINUE]

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By
Title

FIRSTRUST BANK

By
Title

FLEET NATIONAL BANK

By
Title

GUARANTY BANK

By
Title

RBC CENTURA BANK

By

Title

SOUTH TRUST BANK

By	/s/ David C. Ayscue
Title	Group Vice President

[SIGNATURES CONTINUE]

SOVEREIGN BANK

By	/s/ Eric Ritter Eric Ritter

Title	AVP

SUNTRUST BANK

By
Title

WACHOVIA BANK, NATIONAL ASSOCIATION

By
Title

WELLS FARGO BANK, N.A.

By
Title

SOVEREIGN BANK

By
Title

SUNTRUST BANK

By	/s/ Stephen Derby
Stephen Derby
Title	Director

WACHOVIA BANK, NATIONAL ASSOCIATION

By
Title

WELLS FARGO BANK, N.A.

By
Title

SOVEREIGN BANK

By
Title

SUNTRUST BANK

By
Title

WACHOVIA BANK, NATIONAL ASSOCIATION

By	/s/ John Bengough

Title	Vice President

WELLS FARGO BANK, N.A.

By
Title

SOVEREIGN BANK

By
Title

SUNTRUST BANK

By
Title

WACHOVIA BANK, NATIONAL ASSOCIATION

By
Title

WELLS FARGO BANK, N.A.

By	/s/ Olga Brahaney
Olga Brahaney
Title	Asst Vice President

Schedule 2.1(e)

FORM OF REVOLVING NOTE

May     , 2003

FOR VALUE RECEIVED, SPEEDWAY MOTORSPORTS, INC., a Delaware corporation, and SPEEDWAY FUNDING, LLC, a Delaware limited liability company (each a “Borrower” and collectively the “Borrowers”), hereby jointly and severally promise to pay to the order of             , its successors and assigns (the “Lender”), at the office of Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), at 101 N. Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place of places as the holder hereof may designate), at the times set forth in the Credit Agreement dated as of the date hereof among the Borrowers, the Lenders and the Administrative Agent (as it may be amended, modified, extended or restated from time to time, the “Credit Agreement”; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the Lender’s Revolving Committed Amount or, if less, the aggregate unpaid principal amount of all Revolving Loans owing to the Lender pursuant to the Credit Agreement, and to pay interest thereon at the rates and as provided in the Credit Agreement.

Upon the occurrence and during the continuance of an Event of Default the balance outstanding hereunder shall bear interest as provided in Section 3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrowers to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrowers.

In the event this Note is not paid when due at any stated or accelerated maturity, the Borrowers agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys’ fees.

All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof may be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrowers to make payments of principal and interest in accordance with the terms of this Note.

The Borrowers hereby waive demand, presentment, protest, notice of non-payment and protest and notice of any other kind with respect to this Note.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of North Carolina.

IN WITNESS WHEREOF, the Borrowers have caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

SPEEDWAY MOTORSPORTS, INC.

By
Title

SPEEDWAY FUNDING, LLC

By
Title

SCHEDULE A TO THE

NOTE

OF

DATED May     , 2003

Date	Amount of Loan	Type of Loan	Interest Period	Payments		Unpaid Principal Balance of Note	Name of Person Making Notation
				Principal	Interest

Schedule 2.2 (e)

FORM OF TERM NOTE

May     , 2003

FOR VALUE RECEIVED, SPEEDWAY MOTORSPORTS, INC., a Delaware corporation, and SPEEDWAY FUNDING, LLC, a Delaware limited liability company (each a “Borrower” and collectively the “Borrowers”), hereby jointly and severally promise to pay to the order of             , its successors and assigns (the “Lender”), at the office of Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), at 101 N. Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place of places as the holder hereof may designate), pursuant to the Credit Agreement dated as of the date hereof among the Borrowers, the Lenders and the Administrative Agent (as it may be amended, modified, extended or restated from time to time, the “Credit Agreement”; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), in Dollars and in immediate available funds, the Lender’s Term Loan Committed Amount or, if less, the aggregate unpaid principal amount of the Term Loan owing to the Lender pursuant to the Credit Agreement, and to pay interest thereon at the rates and as provided in the Credit Agreement.

Upon the occurrence and during the continuance of an Event of Default the balance outstanding hereunder shall bear interest as provided in Section 3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Term Note, and all other indebtedness of the Borrowers to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrowers.

In the event this Term Note is not paid when due at any stated or accelerated maturity, the Borrowers agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys’ fees.

All borrowings evidenced by this Term Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof may be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrowers to make payments of principal and interest in accordance with the terms of this Term Note.

The Borrowers hereby waive demand, presentment, protest, notice of non-payment and protest and notice of any other kind with respect to this Term Note.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of North Carolina.

IN WITNESS WHEREOF, the Borrowers have caused this Term Note to be duly executed by its duly authorized officer as of the day and year first above written.

SPEEDWAY MOTORSPORTS, INC.

By
Title

SPEEDWAY FUNDING, LLC

By
Title

SCHEDULE A TO THE

TERM NOTE

OF

DATED May     , 2003

Date	Amount of Loan	Type of Loan	Interest Period	Payments		Unpaid Principal Balance of Note	Name of Person Making Notation
				Principal	Interest

Schedule 2.4 (e)

SWINGLINE NOTE

May     , 2003

FOR VALUE RECEIVED, SPEEDWAY MOTORSPORTS, INC., a Delaware corporation, and SPEEDWAY FUNDING, LLC, a Delaware limited liability company (each a “Borrower” and collectively the “Borrowers”), hereby jointly and severally promise to pay to the order of BANK OF AMERICA, N.A., its successors and assigns (the “Swingline Lender”), at the office of Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), at 101 N. Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place of places as the holder hereof may designate), at the times set forth in the Credit Agreement dated as of the date hereof among the Borrowers, the Lenders and the Administrative Agent (as it may be amended, modified, extended or restated from time to time, the “Credit Agreement”; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the Swingline Committed Amount or, if less, the aggregate unpaid principal amount of all Loans owing to the Swingline Lender pursuant to the Credit Agreement, and to pay interest thereon at the rates and as provided in the Credit Agreement.

Upon the occurrence and during the continuance of an Event of Default the balance outstanding hereunder shall bear interest as provided in Section 3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrowers to the Swingline Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrowers.

In the event this Note is not paid when due at any stated or accelerated maturity, the Borrowers agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys’ fees.

All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof may be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrowers to make payments of principal and interest in accordance with the terms of this Note.

The Borrowers hereby waive demand, presentment, protest, notice of non-payment and protest and notice of any other kind with respect to this Note.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of North Carolina.

IN WITNESS WHEREOF, the Borrowers have caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

SPEEDWAY MOTORSPORTS, INC.

By
Title

SPEEDWAY FUNDING, LLC

By
Title

SCHEDULE A TO THE

NOTE

OF BANK OF AMERICA, N.A.

DATED May     , 2003

Date	Amount of Loan	Type of Loan	Interest Period	Payments		Unpaid Principal Balance of Note	Name of Person Making Notation
				Principal	Interest